ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (this "Agreement"), made as of April 6, 2001, is by and between Quality Communications, Inc. ("Seller"), a Wyoming corporation, and Legend Communications of Wyoming, LLC, a Wyoming limited liability company ("Buyer").

                                    RECITALS

     Seller is the licensee of and operates radio broadcast station KGWY(FM), Gillette, Wyoming, (the "Station"), pursuant to licenses issued by the Federal Communications Commission (the "FCC").

     Seller and Buyer have agreed that Seller will sell and Buyer will acquire substantially all of the assets used or useful in the operation of the Station, on the terms and subject to the conditions set forth in this Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in Article 22 of this Agreement.

     Therefore, the parties agree as follows:

                                    ARTICLE 1
                              ASSETS TO BE CONVEYED

     1.1. Closing. Subject to Section 17.1 hereof and except as otherwise mutually agreed upon by Seller and Buyer, the closing of this transaction (the "Closing") shall take place on a date designated by Buyer (the "Closing Date") within ten (10) days after all of the conditions specified in Sections 11.2 and
12.2 hereof have been fulfilled (or waived by the party entitled to waive such condition). The Closing shall be conducted by an exchange of documents between counsel on the Closing Date or held on the Closing Date at such place and time as the parties may otherwise agree.

     1.2. Station Assets. At the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, all or substantially all of the assets used or useful in connection with the business and operation of the Station, including but not limited to the following assets:

          (a) Seller's rights in and to the licenses, permits and other authorizations issued to Seller by any governmental authority and used in the conduct of the business and operation of the Station, including the Station Licenses listed in Schedule 1.2(a), together with any additions thereto (including renewals or modifications of such licenses, permits and authorizations and applications therefor) between the date hereof and the Closing Date and all of Seller's rights in and to the call letters KGWY;


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          (b) Seller's right, title and interest in and to the real property used in the conduct of the business and operation of the Station including but not limited to the real property listed in Schedule 7.5, together with any additions thereto between the date hereof and the Closing Date including the studio and office building housing such studio (collectively, the "Real Property").

          (c) All equipment, office furniture and fixtures, office materials and supplies, inventory, spare parts, motor vehicles and other tangible personal property of every kind and description, owned, leased or held by Seller and used or useful in the conduct of the business and operation of the Station (except for Excluded Assets as defined in Section 1.3), its business and goodwill, and including, without limitation, studio equipment, towers, antennas, microwave systems, transmitters, and all other items listed in Schedule 1.2(c), together with any replacements thereof and additions thereto made between the date hereof and the Closing Date.

          (d) Subject to the provisions of Article 3, all of Seller's rights under and interest in all Contracts listed in Schedule 1.2(d) hereto, the Time Sales Agreements and the Trade Agreements, together with all of Seller's rights under and interest in all Contracts entered into or acquired by Seller between the date hereof and the Closing Date in accordance with this Agreement.

          (e) All of Seller's rights in and to the trademarks, trade names, service marks, franchises, copyrights, Internet domain names, including registrations and applications for registration of any of them, jingles, logos, slogans, licenses, permits and privileges owned by Seller and used in the conduct of the business and operation of the Station including those listed in Schedule 1.2(e), together with any additions thereto between the date hereof and the Closing Date.

          (f) All files, records, books of account, and logs relating to the operation of the Station, including, without limitation, receivable records, the Station's public inspection file, filings with the FCC related to the Station, invoices, statements, technical information and engineering data, sales correspondence, filings with the FCC and copies of all written Contracts to be assigned hereunder and, to the extent legally assignable, Seller's rights to the use of HTML content located on and publicly accessible from all Seller's Internet Domain sites and the e-mail database for those sites (collectively, the "Station Records").

          (g) All rights under manufacturers' and vendors' warranties as exist at Closing and which relate to any of the Station Assets, as defined herein.

          The foregoing assets to be transferred to Buyer hereunder are hereinafter collectively referred to as the "Station Assets." The Station Assets shall be transferred to Buyer free and clear of any liabilities or Liens of any kind or nature except for those obligations or liabilities of Seller that Buyer may expressly agree in writing to assume.



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     1.3.  Excluded  Assets.  The Station Assets shall not include the following
(the "Excluded Assets"):

          (a) Seller's books and records pertaining to the organization, existence or capitalization of Seller, and duplicate copies of such Station Records as are necessary to enable Seller to file tax returns and reports;

          (b) all cash, cash equivalents, or similar type investments of Seller, such as certificates of deposit, treasury bills, other marketable securities on hand and/or in banks;

          (c) all insurance policies;

          (d) all pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement, and any and all employment contracts or agreements of any nature as well as any obligations or liabilities of Seller to any of its present or former employees or members of their families;

          (e) all contracts and leases other than Assumed Contracts and all other obligations and liabilities of Seller not expressly assumed by Buyer under this Agreement; and

          (f) all accounts receivable for the Station arising prior to the Effective Time, as further provided for in Section 8.3.


                                    ARTICLE 2
                                 PURCHASE PRICE

     2.1. Purchase Price. The total consideration to be paid by Buyer for the Station Assets shall be One Million Nine Hundred Thousand Dollars ($1,900,000) (the "Purchase Price").

     2.2. Payment of Purchase Price.

          (a) Concurrently with the execution of this Agreement, Buyer shall deposit with Bank of America, N.A., serving as Escrow Agent, Eighty Thousand Dollars ($80,000) (the "Escrow Deposit"), to be held in accordance with the Escrow Agreement attached as Exhibit A. Subject to Section19.2, at the Closing, the Escrow Deposit will be returned to Buyer.

          (b) Subject to the adjustment as provided in Article % hereof, the Purchase Price shall be paid to Seller as follows:



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               (i) One Million Three Hundred Twenty Two Thousand Five Hundred
          Dollars ($1,322,500) (the "Initial Cash Portion of the Purchase Price"), plus or minus any adjustments as provided in Article 5, shall be paid on the Closing Date by wire transfer of immediately payable federal funds pursuant to written instructions of Seller provided to Buyer not less than three business days prior to the Closing Date; and

               (ii) Five Hundred Seventy Seven Thousand Five Hundred Dollars ($577,500.00) of the Purchase Price shall be paid by delivery of Seller's five-year subordinated promissory note substantially in the form of Exhibit B (the "Note") payable with the first payment due at the end of the first full quarter following the Closing, and continuing quarterly thereafter until paid in full in equal installments each of $25,000 over the term of the Note, until the fifth anniversary of the date of the first payment, at which time, all amounts payable under the Note will be paid in full.

     2.3. Security for Note Payments. Payment of the obligations under the Note will be secured by (a) a subordinated security agreement, substantially in the form of Exhibit C, with respect to the Station Assets (the "Subordinated Security Interest Agreement"); (b) a mortgage with respect to the Real Property, substantially in the form of Exhibit D (the "Mortgage"); and, (c) the personal guaranty of W. Lawrence Patrick and Susan K. Patrick, substantially in the form of Exhibit E (the "Guaranty").

                       ARTICLE 3 ASSUMPTION OF OBLIGATIONS

     3.1. Assumption of Obligations. Subject to the provisions of Article 3 of this Agreement, at the Closing Buyer shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of Seller arising or accruing after the Closing Date under the contracts listed in Schedule 1.2(d) and referred to in Section 7.7 (a), (b) and (c) (the "Assumed Contracts").

     3.2. Limitation . Except as set forth in Section 3.1 hereof, Buyer expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of Seller of any nature whatsoever.

                                    ARTICLE 4
                                REQUIRED CONSENTS

     4.1. FCC Application. The assignment of the Station Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. Within seven business days after the date of this Agreement, Buyer and Seller shall file the FCC Application. Seller and Buyer shall thereafter prosecute the FCC Application with all reasonable

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diligence and otherwise use their best efforts to obtain the grant of the FCC
Application as expeditiously as practicable. If reconsideration or judicial review is sought with respect to the FCC Consent, the party affected shall vigorously oppose such efforts for reconsideration or administrative or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Article 17 hereof.

     4.2. Other Governmental Consents. Promptly after the date of this Agreement, the parties shall prepare and file with the appropriate governmental authorities any other requests for approval or waiver that are required from such governmental authorities in connection with the transactions contemplated hereby and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

                                    ARTICLE 5
                                   PRORATIONS

     5.1. Proration of Expenses. All expenses arising from the conduct of the business and operation of the Station, including expenses under the Contracts, but excluding Time Sales Agreements and Trade Agreements, shall be prorated between Buyer and Seller as of the Effective Time. Such prorations shall be based upon the principle that Seller shall be responsible for all liabilities and obligations incurred or accruing in connection with the operation of the Station until the Effective Time, and Buyer shall be responsible for such liabilities and obligations incurred by Buyer thereafter. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes, FCC regulatory fees, business and license fees, utility expenses, liabilities and obligations under all Assumed Contracts, rents and similar prepaid and deferred items, except taxes arising by reason of the transfer of the Station Assets as contemplated hereby, which shall be paid in accordance with Section 14.2. To the extent not known, applicable real estate taxes and FCC regulatory fees shall be apportioned on the basis of taxes assessed for the preceding year, with a reapportionment as soon as the rate can be ascertained.

     5.2. Payment of Proration Items. Ten business days prior to Closing, Seller shall deliver to Buyer a preliminary list of all items to be prorated pursuant to Section 5.1 (the "Preliminary Proration Schedule"), and, to the extent agreed to by Buyer at or prior to the Closing, such prorations shall be credited against or added to the Purchase Price at Closing. In the event Buyer and Seller do not reach a final agreement on such prorations and adjustments at Closing, Seller shall deliver to Buyer a schedule of its proposed prorations and adjustments (the "Proration Schedule") no later than 45 days after the Closing Date. The Proration Schedule shall be conclusive and binding upon Buyer unless Buyer provides Seller with written notice of objection (the "Notice of Disagreement") within ten days after Buyer's receipt of the Proration Schedule, which notice shall state the prorations of expenses proposed by Buyer (the "Buyer's Proration Amount"). Seller shall have ten days from receipt of a Notice of Disagreement to accept or reject Buyer's Proration Amount. If Seller rejects Buyer's Proration Amount, and the

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amount in dispute exceeds $3,000.00, the dispute shall be promptly submitted to a mutually- agreeable disinterested accounting firm not associated with either party (the "Referee") for resolution, such resolution to be made within 20 days after submission to the Referee and to be final, conclusive and binding on Seller and Buyer. Buyer and Seller agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than $3,000.00, such amount shall be divided equally between Buyer and Seller. Payment by Buyer or Seller, as the case may be, of the proration amounts determined pursuant to this Section
5.2 shall be due five days after the last to occur of (i) Buyer's acceptance of the Proration Schedule or failure to give Seller a timely Notice of Disagreement; (ii) Seller's acceptance of Buyer's Proration Amount or failure to reject Buyer's Proration Amount within ten days of receipt of a Notice of Disagreement; (iii) Seller's rejection of Buyer's Proration Amount in the event the amount in dispute equals or is less than $3,000, and (iv) notice to Seller and Buyer of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds $3,000. Any payment required by Seller to Buyer or by Buyer to Seller, as the case may be, under this Section 5.2 shall be paid by check or wire transfer of immediately available federal funds to the account of the payee with a financial institution in the United States as designated by Seller in the Proration Schedule or by Buyer in the Notice of Disagreement (or by separate notice in the event that Buyer does not send a Notice of Disagreement). If either Buyer or Seller fails to pay when due any amount under this Section 5.2, interest on such amount will accrue from the date payment was due to the date such payment is made at a per annum rate equal to the Prime Rate plus two percentage points, and such interest shall be payable upon demand.

     5.3. Trade Agreements. Liabilities and obligations under Trade Agreements shall be prorated in favor of Buyer to the extent that the total liability of the Station for air time under such agreements as of the Effective Time exceeds the total of the fair market value of the property to be received by Buyer pursuant to such Trade Agreements, such liability and value to be determined in accordance with generally accepted accounting principles. Buyer shall not be obligated to make any proration in favor of Seller with respect to Trade Agreements, even if the fair market value of property to be received by Buyer exceeds the liability for unperformed time.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     6.1. Organization and Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming.

     6.2. Authorization and Binding Obligation. Buyer has all necessary power and authority to enter into and perform under this Agreement and the transactions contemplated hereby, and Buyer's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed

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and delivered by Buyer and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting creditors' rights or to the extent that the enforceability of such obligations may be limited by the exercise of judicial discretion in applying principles of equity (whether this Agreement is considered in a proceeding at law or in equity).

     6.3. FCC Qualifications. There are no facts known to Buyer which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify Buyer as assignee of the Station Licenses. Should any other facts come to the attention of Buyer that would cause the FCC to deny the FCC Consent or to impose any non- routine condition on the grant of the FCC Consent, Buyer shall promptly notify Seller and take all reasonable measures to remove such impediments.

     6.4. Absence of Conflicting Agreements or Required Consents. Except as set forth in Article 4 with respect to FCC and other governmental consents, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer: (a) do and will not require the consent of any third party; (b) do and will not violate any provisions of Buyer's organizational documents; (c) do and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which any Buyer is a party; and (d) do and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, instrument, license or permit to which Buyer is now subject.

     6.5. Absence of Litigation. Except as set forth on Schedule 6.5, there is no claim, litigation, proceeding or investigation pending or, to the best of Buyer's knowledge, threatened against Buyer which seeks to enjoin or prohibit, or which otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.

     6.6. Bankruptcy. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Buyer, are pending or, to the best of Buyer's knowledge, threatened, and Buyer has not made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

     6.7 Ability to Perform. Buyer is proceeding in good faith in entering into this Agreement. Buyer has the financial ability to fulfill its covenants, obligations, representations and warranties required by this Agreement. Buyer knows of no facts that could reasonably be expected to cause a material adverse change in its financial condition or in its ability to consummate the transactions provided for in this Agreement.



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                                    ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     7.1. Organization and Standing. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Wyoming. Seller has all necessary power and authority to own, lease and operate the Station Assets and to carry on the business of the Station as now being conducted and as proposed to be conducted by Seller between the date hereof and the Closing Date.

     7.2. Authorization and Binding Obligation. Seller has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Seller's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action its part. This Agreement has been duly executed and delivered by Seller and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights or to the extent that the enforceability of such obligations may be limited by the exercise of judicial discretion in applying principles of equity (whether this Agreement is considered in a proceeding at law or in equity).

     7.3. Absence of Conflicting Agreements or Required Consents. Except as set forth in Article 4 with respect to FCC and other governmental consents and/or as disclosed on Schedule 7.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller
(a) do not and will not require the consent of any third party; (b) do not and will not violate any provisions of Seller's organizational documents; (c) do not and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Seller is a party or by which it or any of the Station Assets are bound; (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under any lease, contract, agreement, instrument, license or permit to which either Seller or the Station Assets are now subject; and (e) do not and will not result in the creation of any lien, charge or encumbrance on any of the Station Assets.

     7.4. FCC Authorizations.

          (a) Schedule  1.2(a)  contains a true and complete list of the Station
             ---------------
               Licenses, including their expiration dates. Seller has delivered to Buyer true and complete copies of the Station Licenses. The Station Licenses and other licenses, permits and authorizations listed in Schedule 1.2(a) are validly held by Seller, and are in full force and effect, and except as disclosed in Schedule 1.2(a), none is subject to any restriction or condition which would limit in any respect the full operation of the Station as now operated.

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          (b) Except as disclosed in Schedule 1.2(a), there are no applications,
                                    ---------------
               complaints or proceedings pending or, to the best of Seller's knowledge, threatened before the FCC relating to the operation of the Station or that may result in the revocation, adverse modification, non-renewal or suspension of any of the Station Licenses, or the imposition of any conditions, fines, forfeitures, or other administrative actions by the FCC with respect to the Station or its operation other than proceedings affecting the broadcasting industry generally. Except as disclosed in Schedule 1.2(a), Seller is not subject to any outstanding unsatisfied judgment or order of the FCC relating to the Station.

     (c) There are no facts known to Seller which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify Seller as the assignor of the Station Licenses. Should any other facts come to the attention of Seller that would cause the FCC to deny the FCC Consent or to impose any non-routine condition on the grant of the FCC Consent, Seller shall promptly notify Buyer and take all reasonable measures to remove such impediments.

     (d) All tower registrations required to be filed with the FCC or any other governmental agency by Seller or by the owner of any transmitting tower used by the Station have been filed. All proofs of performance and measurements that are required to be made by Seller with respect to the Station's transmission facilities have been completed and filed as required. All information contained in the foregoing documents is true, complete and accurate in all material respects.

     7.5. Title to and Condition of the Real Property.

          (a) Schedule 7.5 contains  descriptions of all of Seller's  interests,
              ------------
               including leasehold interests and easements, and rights in and agreements with respect to the Real Property. The Real Property and the use thereof by Seller comply in all material respects with all applicable laws, statutes, ordinances, rules and regulations of federal, state and local governmental authorities, including, without limitation, those of the Environmental Protection Administration and the Federal Aviation Administration and those relating to zoning building, fire and health and safety laws. Seller has full access rights to each parcel of the Real Property. All fixtures, improvements and structures located on each parcel of the Real Property, including, as applicable, all towers, radials and guy lines and anchors, are in material compliance with all "set back" lines, easements, covenants, restrictions located fully within the boundaries of the Real Property and none encroaches upon the property rights of others. As to each parcel of the Real Property, Seller has delivered to Buyer a true and complete copy of each title insurance policy and survey in the possession of Seller.

          (b) All buildings, structures, towers, antennas, improvements and fixtures located on or comprising the Real Property are suitable for the purposes for which they are being used and are in good working condition and repair. Seller has no knowledge of any

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     appropriation, condemnation or like proceeding, or of any violation of any applicable zoning law, regulation or other law, order, regulation or requirement affecting the Real Property or the improvements thereon, or of the need for any material repair, remedy, construction, alteration or installation with respect to the Real Property or to the improvements thereon, or any material change in the means or methods of conducting operations thereon.


     7.6. Title to and Condition of Personal Property. Schedule 1.2(c) contains a list of substantially all of the items of tangible personal property owned or leased by Seller to be purchased or assigned hereunder ("Personal Property"). Except for the Excluded Assets, the Station Assets, including the Personal Property, constitute all of the assets used or useful in the present business and operations of the Station and include all assets reasonably necessary for its business and operation in the manner now conducted. Except as described in
Schedule 1.2(c), Seller has good and marketable title to all Personal Property free and clear of all liabilities and Liens. Except as described in Schedule 1.2(c), all of the items of tangible personal property and facilities included in the Station Assets are in good operating condition and repair (reasonable wear and tear excepted), are insurable at standard rates, have been properly maintained in accordance with industry standards, having no known structural defects, are performing satisfactorily and in accordance with standards of good engineering practice, comply in all material respects with applicable rules and regulations of the FCC and the terms of the Station Licenses and are available for immediate use in the operation of the Station. Seller has no knowledge of any defect in the condition or operation of any item of Personal Property which is reasonably likely to have a material adverse effect on the operation of the Station. None of the Personal Property to be sold to Buyer requires, as of the date, and will not as of the Closing Date, require any repairs other than normal routine maintenance to maintain such Personal Property in good condition and repair.

     7.7. Contracts. The contracts listed on Schedule 1.2(d) constitute all of the contractual agreements to which Seller is a party with respect to the Station or the Station Assets, except for (a) Time Sales Agreements at standard rate card rates, providing for payment in cash and the right of cancellation without penalty to the Station on not more than 30 days' prior notice, (b) miscellaneous contracts for which the obligations to be paid or received does not exceed One Thousand Dollars ($1,000) in any individual instance or (c) any miscellaneous contracts for which right of cancellation without penalty to the Seller can be made on not more than 30 days prior notice, provided that the maximum liability under those contracts not disclosed in both Sections 7.7(b) and 7.7(c) is not more than $5,000 in the aggregate. The contracts listed on
Schedule 1.2(d) and the Time Sales Agreements referred to in Section 7.7(a) are defined as the "Contracts". The Contracts to which Seller is a party with respect to Station or the Station Assets are valid and binding obligations of Seller and, to the best of Seller's knowledge, of all other parties thereto, and are in full force and effect as of the date hereof. Except as disclosed on
Schedule 1.2(d), Seller is not in default under any of the Contracts and, to the best of Seller's knowledge, the other parties to such Contracts are not in default thereunder. Seller has not received or given written notice of any default thereunder from or to any of the other parties thereto. Except as disclosed on Schedule 7.3, Seller has all requisite power and

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authority  to  assign  its  rights  under  the  Assumed  Contracts  to  Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not affect the validity, enforceability or continuity of any such Assumed Contracts. 7.8. Personnel Information.

          (a)  Schedule  7.8  contains a true and  complete  list of all persons
               ------------
     employed at the Station, including each person's job title or the capacity in which employed, date of hire, and a description of all compensation including bonus arrangements and employee benefit plans or arrangements applicable to each such employee. Seller is not a party to any agreement, written or oral, with employees except as described on Schedule 1.2(d) or
     Schedule 7.8. Seller has provided Buyer with copies of handbooks and written policies and procedures relating to employment at or with respect to the Station.

          (b) Seller is not a party to any collective bargaining agreement covering any of the employees at the Station. Seller is not a party to any Contract with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees at the Station.

          (c) Except as set forth in Schedule 7.8, Seller is not a party to or bound by ------------ any employee benefit plan within the meaning of
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is otherwise exempt from the provisions of ERISA, and no present or former employee or spouse of such employee is entitled to any benefits that would be payable pursuant to any such plan. Under no circumstances will Buyer have any duty, obligation, liability to any of Seller's employees or former employees, or the spouse or family of any such employee, of any nature from and after the Closing deriving from or related to such employment with Seller.

     7.9. Intellectual Property . Schedule 1.2(e) lists all registered copyrights, trademarks, trade names, service marks, Internet domain names, licenses, patents, permits, jingles, privileges, and other similar intangible property rights and interests applied for, issued to or owned by Seller, or under which Seller is licensed or franchised to be assigned hereunder ("Intellectual Property"), all of which rights and interests are issued to or owned by Seller, or if licensed or franchised to Seller, are valid and uncontested. Seller has delivered to Buyer copies of all documents, if any, establishing such rights, licenses or other authority. To the best of Seller's knowledge, Seller's ownership or use of the Intellectual Property does not violate or infringe upon any copyright, trademark, service mark or other similar rights of others. There is no pending or, to the best of Seller's knowledge, threatened proceeding or litigation affecting or with respect to the Intellectual Property.

     7.10. Litigation . Seller is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree affecting the Station or the Station Assets. Except as disclosed on Schedule 7.10, there is no claim, litigation, proceeding or investigation pending or, to the best of Seller's knowledge, threatened against the Station in any federal, state or local court, or before any administrative agency, arbitrator or other tribunal authorized to resolve disputes. Except as disclosed on Schedule 7.10, there is no claim, litigation, proceeding or investigation pending or, to the best of Seller's knowledge, threatened against Seller, which might have a material adverse effect upon the Station Assets or condition of the Station or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.

     7.11. Compliance With Laws. Except as set forth on Schedule 7.11, to the best of Seller's knowledge, Seller has operated and is operating in material compliance with all laws, regulations and governmental orders applicable to the operation of the Station, and its present use of the Station Assets does not violate any such laws, regulations or orders in any material respect. Seller has received no notice asserting any noncompliance with any applicable statute, rule or regulation, in connection with the Station Assets, Seller's business or the operation of the Station.

     7.12. Taxes. Seller has duly, timely and in the required manner filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns and forms required to be filed, and has paid in full or discharged all taxes, assessments, excises, interest, penalties, deficiencies and losses required to be paid.

     7.13. Bankruptcy. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of the Station Assets, are pending or, to the best of Seller's knowledge, threatened, and Seller has not made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.

     7.14. Environmental Matters. To the best of its knowledge, Seller has complied in all material respects with all Environmental Laws, including but not limited to the FCC's guidelines regarding radio-frequency radiation. The Personal Property included within the Station Assets does not contain any polychlorinated biphenals ("PCBs"). No Hazardous Substance is or has been used, treated, stored, disposed of, released, spilled, generated, manufactured, transported or otherwise handled on the Real Property by Seller, or, to the best of Seller's knowledge, by any third party. To the best of Seller's knowledge, the Real Property and all operations thereon are in compliance, in all material respects, with all Environmental Laws. No outstanding Liens have been placed on the Real Property under any Environmental Laws. Seller has not received any notice, and is not aware, of any administrative or judicial investigations, proceedings or actions with respect to violations, alleged or proven, of Environmental Laws by Seller or otherwise involving the Real Property or the operations conducted thereon. To Seller's knowledge, there is no asbestos and there are no underground storage tanks located at, on or under the Real Property or within any building located thereon. Seller has not and will not knowingly release or waive the liability of any previous owner, lessee or operator of the Real Property or of any party who may potentially be responsible for the presence or removal of Hazardous Substance or about the Real Property. Seller has no indemnification obligation regarding Hazardous Substance with or to any party.

     7.15. UCC Financing Statements. All of the Station Assets have been located in the State of Wyoming since the Station Assets were acquired by Seller. Except as set forth on Schedule 7.15, no party has filed a financing statement with respect to the Station Assets.

     7.16. Insurance. There is now in full force and effect with reputable insurance companies fire and extended coverage insurance with respect to all material tangible Station Assets, and public liability insurance, all in commercially reasonable amounts. A summary listing of all such policies and coverages is attached as Schedule 7.16.

     7.17. Financial Statements. Seller has provided Buyer with true and complete copies of Seller's 1998 and 1999 tax returns and an accounting of the Station's receivables and payables for the period from June and July, 2000, and with unaudited statements of income and expense (including a statement of earnings before taxes, depreciation and amortization and any extraordinary items of income or loss) of the Station for all months thereafter (the "Financial Statements"). The Financial Statements were prepared in accordance with the books and records of the Station, and in conformity with generally accepted accounting principles and policies, consistently applied, fairly present in all material respects the information purported to be presented therein as of the dates and for the respective periods covered thereby, and fairly reflect the results of operation of the Station. Since July 1, 2000:

          (a) there has not been and there is not threatened any material adverse change in the financial condition, business, prospects or affairs of Seller relating to the Station or any material physical damage or loss to any of the Station Assets (whether or not such damage or loss is covered by insurance);

          (b) Seller has taken no action with respect to the Station outside of the ordinary and usual course of business, except as related to the transactions contemplated by this Agreement or as related to the attachment of a Lien on the Station Assets, as identified in Schedules 1.2(c), 7.5 and 7.15, all of which are to be removed or satisfied as of the Closing Date out of the proceeds of the consummation of this Agreement;

          (c) with respect to the Station or the Station Assets, Seller has not borrowed any money or become contingently liable for any obligation or liability of others which has not been disclosed to Buyer in a schedule to this Agreement;

          (d) Seller has paid all of its liabilities and obligations as they became due in all material respects;

          (e) Seller has not incurred any liability or obligation of any nature to any party, except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business;

          (f) Seller has not waived any right of substantial value;

          (g) Seller has maintained its books, accounts and records in the usual, customary and ordinary manner; and

          (h) Seller has used its reasonable efforts to preserve its business organization intact, kept available the services of its employees, and preserved its relationships with its customers, suppliers and others with whom it deals.

     7.18. Affiliates. No Affiliate of Seller has an interest in any of the Station Assets or any property used in the operation of the Station. Except as set forth in Schedule 7.18, neither Seller nor any Affiliate of Seller, has any financial interest in any supplier, advertiser or customer of Seller or in any other business with which Seller does business or competes.

     7.19. Disclosure. No provision of this Agreement relating to Seller, the Station or the Station Assets, or to any other document, Schedule, Exhibit furnished by Seller to Buyer in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading. Prior to the Closing, Seller shall promptly notify Buyer in writing of any changed facts or circumstances that may cause a material change in any representation or warranty made by Seller in this Agreement. No disclosure by Seller pursuant to this 7.19, however, shall be deemed to prevent or cure any breach of any representation or warranty made by Seller in this Agreement.

                                    ARTICLE 8
                               COVENANTS OF BUYER


     8.1. Notification. Buyer shall notify Seller of any litigation, arbitration or administrative proceeding pending or threatened against Buyer which challenges the transactions contemplated hereby, including any challenges to the FCC Application, and shall use reasonable efforts to remove any such impediment to the transactions contemplated by this Agreement.

     8.2. No Inconsistent Action. Buyer shall not take any action materially inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.

     8.3. Station's Accounts Receivable. All accounts receivable which arise prior to the Effective Time shall belong to Seller and all accounts receivable for broadcasts which occur thereafter shall belong to Buyer. Within five days following the Closing, Seller shall deliver to Buyer a list of existing accounts receivable of the Station as of the Effective Time (the "Existing Accounts Receivable"). Buyer agrees to collect for Seller the Existing Accounts Receivable for a period of 120 days following the Closing (the "Collection Period"). During the Collection Period, Buyer will collect the Existing Accounts Receivable in the same manner and with the same diligence that Buyer uses to collect its own accounts receivable, provided that Buyer shall not be obligated to institute litigation, employ any collection agency, legal counsel or other third party, or take any other extraordinary means of collection. Neither Seller nor anyone other than Buyer acting on its behalf make any solicitation of any of the Existing Accounts Receivable for collection purposes or institute litigation for the collection of any Existing Account Receivable. Within 15 business days after the end of each calendar month during the period, Buyer will (a) provide Seller with a list of all collections made with respect to the Existing Accounts Receivable during the preceding calendar month; (b) pay all commissions owing with respect to, and all direct third party expenses (such as collection fees, but excluding customary and usual operating expenses of Seller) reasonably incurred in connection with, such collections; and (c) remit to Seller the net amount of such collections. All amounts received by Seller from account debtors of the Station shall be applied first to the Existing Accounts Receivable, unless the account debtor specifically disputes a receivable or instructs that the payment be otherwise applied; in which event the Existing Account Receivable shall be returned to Seller and Buyer shall have no further obligation with respect to such account. Any Existing Accounts Receivable that have not been collected by the end of the Collection Period shall be returned to Seller, together with all records in connection therewith, at which time Seller may pursue collection thereof in such manner as Seller, in its sole discretion, may determine.

                                    ARTICLE 9
                               COVENANTS OF SELLER

     9.1. Interim Operation. Between the date of this Agreement and the Closing Date, except with the prior written consent of Buyer:

          (a) Seller shall conduct the operation of the Station in the ordinary and normal course of operation consistent with past practice, including continuation of the current broadcast hours of the Station and the carriage of programming during such hours;

          (b) Seller shall not sell, assign, lease or otherwise transfer or dispose of any of the Station Assets, except where no longer used or useful in the operation of the Station or where replaced by an asset of like value and utility;

          (c) Seller shall not create, assume or permit to exist any Lien of any nature whatsoever upon the Station Assets, except for those Liens in existence on the date of this Agreement and a Lien in favor of Patton Boggs LLP, all of which will be removed on or prior to the Closing Date unless they are to be assumed by Buyer in accordance with Section 3.1 of this Agreement, and for taxes which are not yet due (which will be subject to proration);

          (d) Seller shall operate the Station in compliance in all material respects with the FCC's rules and regulations and the Station Licenses and with all other applicable laws, regulations, rules and orders and shall maintain the Station Licenses in full force and effect;

          (e) Seller shall comply in all material respects with the Contracts;

          (f) Seller shall promptly notify Buyer of any default by, or claim of default against, any party under any of the Contracts which are material, individually or in the aggregate, to the operation of the Station, and any event or condition which, with notice or lapse of time or both, would constitute an event of default under such Contracts; and

          (g) Seller shall maintain insurance policies on the Station and the Station Assets.

     9.2. Access to Station. Between the date of this Agreement and the Closing Date, Seller shall give Buyer and Buyer's counsel, accountants, engineers and other representatives, reasonable access during normal business hours to all of Seller's properties, and records relating to the Station, shall furnish Buyer with all information related to the Station that Buyer reasonably requests, and shall permit Buyer to interview the Station's employees. The rights of Buyer under this Section 9.2 shall not be exercised in such a manner as unreasonably to interfere with or to disrupt the business or operation of the Station.

     9.3. Notification. If Seller receives notice thereof or otherwise becomes aware of same, Seller shall notify Buyer of any litigation, arbitration or administrative proceeding pending or threatened against Seller which challenges the transactions contemplated hereby, including any challenges to the FCC Application, and shall use its reasonable efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement.

     9.4. Third-Party Consents. Seller shall use its best efforts to obtain the consent of any third party necessary for the assignment to Buyer of each Assumed Contract to be assigned hereunder.

     9.5. Closing Covenant. On the Closing Date, Seller shall transfer, convey, assign and deliver to Buyer the Station Assets as provided in Article 1 of this Agreement.

     9.6. Payment of Indebtedness; Financing Statements. Except as otherwise provided in Section 3.1 of this Agreement, Seller shall secure the release of all Liens on the Station Assets that secure the payment of any indebtedness and shall deliver to Buyer at the Closing releases or terminations under the Uniform Commercial Code and any other applicable federal, state or local statutes or regulations of any financing or similar statements filed against any Station Assets in (a) the jurisdictions in which the Station Assets are and have been located since such assets were acquired by Seller, and (b) any other location specified or required by applicable federal, state or local statutes or regulations.

     9.7. No Inconsistent Action. Seller shall not take any action which is materially inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.
                                   ARTICLE 10
                                 JOINT COVENANTS


     10.1. Conditions. If any event should occur between the date hereof and the Closing, either within or without the control of any party hereto, which would prevent fulfillment of the conditions upon the obligations of any party to consummate the transactions contemplated by this Agreement, the parties shall use their reasonable efforts to cure the event as expeditiously as possible.

     10.2. Commercially Reasonable Efforts. Between the date of this Agreement and the Closing, each party shall use commercially reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the other party to consummate the sale and purchase under this Agreement.

     10.3. Control of Station. Between the date of this Agreement and the Closing, Buyer shall not, directly or indirectly, control, supervise or direct the operations of the Station. Such operations shall be the sole responsibility of Seller and, subject to the provisions of Article 9, shall be in its complete discretion.

     10.4. Confidentiality. Buyer and Seller shall each keep confidential all information obtained by it with respect to the other in connection with this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to the other, without retaining a copy thereof, any schedules, documents or other written information, including all financial information, obtained from the other in connection with this Agreement and the transactions contemplated hereby, except where such information is known or available through other lawful sources or where such party is advised by counsel that its disclosure is required in accordance with applicable law, provided that the disclosing party promptly notifies the other party of this requirement and takes all actions reasonably requested by, and at the expense of the other party to limit this disclosure, including but not limited to seeking a protective order or other appropriate remedy.

     10.5. Access to Records. For a period of four years from the Closing Date, each party to this Agreement shall provide to the other party access during normal business hours to such financial records as may be necessary for either party to prepare any required tax filings.

     10.6. Environmental Studies. Buyer shall have the right to obtain, within 45 days of the execution of this Agreement, a completed Phase I environmental audit report (the "Phase I Report") at Buyer's sole expense regarding the Real Property, which Phase I Report shall be reasonably satisfactory to Buyer in all respects, and Buyer agrees to notify Seller of any objection to the status of the Phase I Report within 10 days after Buyer's receipt of the Phase I Report. Buyer shall provide a copy of the Phase I Report to Seller. If, in Buyer's reasonable judgment, a Phase II environmental audit report "(Phase II Report") is necessary in light of the contents of the Phase I Report, Buyer shall obtain such Phase II Report, the expense for which should be shared equally by Buyer and Seller, which shall be reasonably satisfactory to Buyer in all respects. If the Phase I Report and/or the Phase II report discloses an environmental condition or matter which is reasonably unsatisfactory to Buyer, Buyer and Seller shall agree upon the amount necessary to remediate and eliminate such condition or matter and bring such Real Property into compliance with all Environmental Laws. Seller agrees to be responsible for the costs of such remediation, up to a maximum of $50,000, which shall be held back by Buyer from the Initial Cash Portion of the Purchase Price, and Buyer shall undertake the payment of the remediation efforts; if the cost of remediation of all environmental conditions is projected to be more than $50,000, and Buyer is unwilling to be responsible for any expense above $50,000, Buyer may elect, at its sole option, (a) to terminate this Agreement without obligation or liability to Seller and to receive a return of the Escrow Deposit and all interest earned thereon or (b) to accept a further reduction in the Initial Cash Portion of the Purchase Price as may be agreed to between the parties and consummate the transactions provided for by this Agreement, waiving any claim relating to such specific condition(s) that remains uncorrected.

     10.7. Title Insurance and Surveys. Within 45 days of the execution of this Agreement, Seller shall obtain at its expense and deliver to Buyer (a) commitments for ALTA title insurance policies with respect to the Real Property, including certification of compliance with all applicable zoning and land use regulations, reasonably acceptable to Buyer (the "Title");

and (b) surveys of the Real Property, reasonably acceptable to Buyer, certified current as of the date of delivery thereof, prepared by a duly licensed and registered land surveyor acceptable to Buyer (the "Survey"). Buyer will pay upon the Closing all title insurance premiums associated with the Title. The Survey shall be made and prepared in accordance with the Minimum Standard Detail requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1986. In the event that either the Title or the Survey disclose any condition which requires remediation to conform to Seller's representations and warranties in this Agreement, Seller shall remedy such conditions prior to the Closing Date. If Seller has not cured all such conditions by the scheduled Closing Date, Buyer may elect to terminate this Agreement without liability or obligation to Seller and receive a return of the Escrow Deposit and all interest earned thereon or to accept a reduction in the Initial Cash Portion of the Purchase Price as agreed to between the parties and consummate the transactions provided for by this Agreement, waiving any claim relating to such specific condition(s) that remains uncorrected.

     10.8. Removal and Storage of Unused Transmission Line. Buyer shall have the right to have a tower inspection service of its choosing inspect any towers, antennas, transmission lines and other related equipment and fixtures located on the Real Property. Prior to the Closing, at its expense, Seller shall hire an experienced tower crew reasonably satisfactory to Buyer to remove and spool for storage, at the base of the tower, the unused antenna transmission line currently mounted on the tower on the Real Property. Within 30 days of the Closing, Buyer shall determine if the transmission line is useful after inspection and removal, and shall notify Seller to dispose of the transmission line at Seller's sole expense.

                                   ARTICLE 11
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

     11.1. Representations, Warranties and Covenants.

          (a) All representations and warranties of Seller made in this Agreement shall be true and complete in all material respects on and as of the Closing Date as if made on and as of that date.

          (b) All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to Closing Date shall have been complied with or performed in all material respects.

     11.2. Governmental Consents. The conditions specified in Article 4 of this Agreement shall have been satisfied, and the FCC Consent shall have been granted and become a Final Order.

     11.3. Governmental Authorizations. Seller shall be the lawful holder of the Station Licenses and all other material licenses, permits and other authorizations listed in Schedule 1.2(a), and there shall not have been any modification of any of such licenses, permits and other authorizations which would have a material adverse effect on the operation of the Station. No proceeding shall be pending which seeks or the effect of which reasonably could be expected to revoke, cancel, fail to renew, suspend or modify adversely any of the material Station Licenses or any other material licenses, permits or other authorizations relating to the Station.

     11.4. Third-Party Consents. Seller shall have exercised its best efforts to obtain and deliver to Buyer all required third-party consents for assignment to Buyer of each of the Assumed Contracts.

     11.5. Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     11.6. Adverse Change. There shall have occurred no material adverse change in the condition of the Station or the Station Assets between the date of this Agreement and the Closing Date, other than any change that shall not have a Material Adverse Effect. "Material Adverse Effect" shall be defined as a material adverse effect on the Station Assets taken as a whole or the business, operations or financial condition of the Station taken as a whole, provided that the foregoing shall not include any material adverse effect arising out of (i) factors affecting the radio broadcasting industry generally, (ii) general national, regional or local economic conditions, (iii) governmental or legislative laws, rules or regulations, or (iv) actions taken by Buyer or its Affiliate.

     11.7 Deliveries. Seller shall have made or stand willing to make all the deliveries required under Section 13.1.

                                   ARTICLE 12
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     The obligations of Seller hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

     12.1. Representations, Warranties and Covenants.

               (a) All representations and warranties made by Buyer in this Agreement shall be true and complete in all material respects on and as of the Closing Date as if made on and as of that date.

               (b) All the terms, covenants and conditions to be complied with and performed by Buyer under this Agreement on or prior to the Closing Date shall have been complied with or performed in all material respects.

     12.2. Governmental Consents. The conditions specified in Article 4 of this Agreement shall have been satisfied, and the FCC Consent shall have been granted and become a Final Order.

     12.3. Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against any party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     12.4. Deliveries. Buyer shall have made or stand willing to make all the deliveries required under Section 13.2.

     12.5. Subordination Agreements. The parties acknowledge that the security interests created by the Subordinated Security Interest Agreement and the Mortgage will be subordinate to priority rights of Buyer's lender to a maximum amount of $1,300,000 in senior financing, and that such lender may require other agreements between Seller and the lender in this connection. These documents will be drafted prior to the Closing in connection with the preparation of the bank agreements and the form of such agreements shall be reasonably satisfactory to Seller.

                                   ARTICLE 13
                    DOCUMENTS TO BE DELIVERED AT THE CLOSING

     13.1. Documents to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer the following:

          (a) a certificate of an officer of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying to the fulfillment of the conditions set forth in Sections 11.1 through 11.8 hereof;

          (b) instruments of conveyance and transfer, in form and substance reasonably satisfactory to counsel to Buyer, effecting the sale, transfer, assignment and conveyance of the Station Assets to Buyer, including, but not limited to, the following:

               (i) assignment of the Station Licenses;

               (ii) bill of sale for all Personal Property;

               (iii) to the extent assignable, assignment of the Assumed Contracts; and

               (iv) a  general  warranty  deed  for  each  parcel  of  the  Real
          Property;

          (c) resolutions of the directors and sole shareholder of Seller authorizing the execution, delivery and performance of this Agreement, certified by an officer of Seller;

          (d) UCC Termination Statements with respect to any Liens which have been placed of record on the Station Assets;

          (e)  an  opinion  of  Seller's   counsel,   dated  the  Closing  Date,
     substantially in the form of Exhibit F hereto; and

          (f) such other documents as may reasonably be requested by Buyer's counsel.

     13.2. Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller the following:

          (a) a certificate of an manager of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, certifying to the fulfillment of the conditions specified in Sections 12.1 through 12.5 hereof;

          (b) payment of the Initial Cash Portion of the Purchase Price as provided in Section 2.2, and delivery of the Note, the Subordinated Security Interest Agreement, the Mortgage and the Guaranty;

          (c) instruments, in form and substance reasonably satisfactory to Seller and its counsel, pursuant to which Buyer assumes obligations, liabilities and commitments as provided in Article 3;

          (d) resolutions of the members and managers of Buyer authorizing the execution, delivery and performance of this Agreement, certified by an officer of Buyer;

          (f)  an  opinion  of  Buyer's   counsel,   dated  the  Closing   Date,
     substantially in the form of Exhibit G hereto; and

          (g) such other documents as may reasonably be requested by Seller's counsel.

                                   ARTICLE 14
                        FEES AND EXPENSES; TRANSFER TAXES

     14.1. Governmental Filing or Grant Fees. Any filing or grant fees imposed by any governmental authority, the consent of which is required for the transactions contemplated hereby, including all filing fees incurred pursuant to
Article 4, shall be borne equally by Buyer and Seller.

     14.2. Transfer Taxes. Any property taxes (but not including Seller's obligations for taxes on any gain recognized as a result of this transaction) or assessments and all recording fees arising by reason of the transfer of the Station Assets as contemplated hereby shall be shared equally by Buyer and Seller.

     14.3. Expenses. Each party hereto shall be solely responsible for and shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

                                   ARTICLE 15
                       BROKER'S COMMISSION OR FINDER'S FEE

     15.1. Buyer's Representation and Agreement to Indemnify. Buyer represents and warrants to Seller that neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based. Buyer further agrees to indemnify and hold Seller harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of a claim by any person or entity based on any such arrangement or agreement made or alleged to have been made by Buyer.

     15.2. Seller's Representation and Agreement to Indemnify. Seller represents and warrants to Buyer that neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based. Seller further agrees to indemnify and hold Buyer harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of a claim by any person or entity based on any such arrangement or agreement made or alleged to have been made by Seller.

                                   ARTICLE 16
                                 INDEMNIFICATION

     16.1. Indemnification by Seller. Notwithstanding the Closing, Seller hereby agrees to indemnify, defend and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

          (a) any and all losses, direct or indirect, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or obligation by Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder or in connection with the transactions contemplated by this Agreement;

          (b) any and all obligations of Seller not assumed by Buyer pursuant to the terms of this Agreement;

          (c) any and all losses, liabilities or damages resulting from the operation or ownership of the Station and/or the Station Assets prior to the Effective Time not assumed by Buyer pursuant to the terms of this Agreement, including but not limited to any and all liabilities arising under the Station Licenses and the Assumed Contracts which relate to events occurring prior to the Effective Time;

          (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity, subject to the notice and opportunity to remedy requirements of Section 16.3 hereof, to the extent that the foregoing are incurred by Buyer as the prevailing party with respect to any claim hereunder; and

          (e) interest at the Prime Rate plus two percentage points on any reimbursable expense or loss incurred by Buyer from the date payable in accordance with Section 16.3, until the date of reimbursement by Seller.

     16.2. Indemnification by Buyer. Notwithstanding the Closing, Buyer hereby agrees to indemnify and hold the Seller harmless against and with respect to, and shall reimburse the Seller for:

          (a) any and all losses, direct or indirect, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or obligation by Buyer contained herein or in any certificate, document or instrument delivered to Seller hereunder or in connection with the transactions contemplated by this Agreement;

          (b) any and all obligations of Seller assumed by Buyer pursuant to the terms of this Agreement;

          (c) any and all losses, liabilities or damages resulting from the operation or ownership of the Station and/or the Station Assets by Buyer from and after the Effective Time, including but not limited to any and all liabilities assumed by Buyer under this Agreement or arising under the Station Licenses or the Assumed Contracts assigned to Buyer which relate to events occurring after the Effective Time;

          (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity, subject to the notice and opportunity to remedy requirements of Section 16.3 hereof to the extent that the foregoing are incurred by Seller the prevailing party with respect to any claim hereunder; and

          (e) interest at the Prime Rate plus two percentage points on any reimbursable expense or loss incurred by Seller from the date payable in accordance with Section 16.3 until the date of reimbursement by Buyer.

     16.3. Procedure for Indemnification. The procedure for indemnification shall be as follows:

          (a) The party seeking indemnification under this Article 16 (the "Claimant") shall give notice to the party from whom indemnification is sought (the "Indemnitor") of any claim, whether solely between the parties or brought by a third party, specifying (i) the factual basis for the claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, notice shall be given by Claimant within 15 days after written notice of the action, suit or proceeding was given to Claimant. In all other circumstances, notice shall be given by Claimant within 30 days after Claimant becomes, or should have become, aware of the facts giving rise to the claim. Notwithstanding the foregoing, Claimant's failure to give Indemnitor timely notice shall not preclude Claimant from seeking indemnification from Indemnitor except to the extent that Claimant's failure has materially prejudiced Indemnitor's ability to defend the claim or litigation.

          (b) With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have 30 days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the 30 day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

          (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the claim, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of the claim as its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, Claimant may, but shall have no obligation to, defend or settle such claim or litigation in such manner as it deems appropriate, and in any event Indemnitor shall be bound by the results obtained by the Claimant with respect to the claim (by default or otherwise) and shall promptly reimburse Claimant for the amount of all reasonable expenses (including the amount of any judgment rendered), legal or otherwise, incurred in connection with such claim or litigation. The Indemnitor shall be subrogated to all rights of the Claimant against any third party with respect to any claim for which indemnity was paid.

     16.4. Limitations. Neither Seller nor Buyer shall have any obligation to the other party for any matter described in Section 16.1 or Section 16.2, as the case may be, except upon compliance by the other party with the provisions of this Article 16, particularly Section 16.3. Neither party shall be required to indemnify the other party under this Article 16 for any breach of any representation or warranty contained in this Agreement unless written notice of a claim under this Article 16 was received by the party within the pertinent survival period specified in Article 18 of this Agreement, provided that once a claim is made under this Article 16, the obligations of the Indemnitor shall survive until such claim is finally resolved or disposed of to the satisfaction of the Claimant. Neither Buyer nor Seller shall have any obligation to the other for any indemnification under this Article 16 under the claims for indemnification made against the Indemnitor exceed Five Thousand Dollars ($5,000) (the "Basket Amount"), however, once the Basket Amount has been met, the Indemnifying Party shall be responsible for all claims made. The maximum liability of any party under the indemnification provisions of this Agreement shall not exceed the Purchase Price. At its election, Buyer shall have the right to off- set all or any portion of any claim hereunder against Seller with respect to the payment of money then owing to Seller under this Agreement or under any instrument delivered under this Agreement.

     16.5. Sole Remedy. After the Closing, the right to indemnification under this Article 16 shall be the exclusive remedy of any party in connection with any breach by another party of its representations, warranties and covenants.

                                   ARTICLE 17
                               TERMINATION RIGHTS

     17.1. Termination. This Agreement may be terminated by either Buyer or Seller, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

          (a) if, on or prior to the Closing Date, the other party defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements contained herein and such default has not been cured within ten (10) days from receipt of written notice of default from the non-defaulting party;

          (b) if the FCC Application is not filed within seven business days after the execution of this Agreement;

          (c) if the FCC, by final order, denies the FCC Application or designates it for a trial-type hearing; each party to this Agreement agrees and warrants that it will use its best commercially reasonable efforts to prosecute through grant of, and to defend on review, reconsideration or appeal the grant of, the FCC Application;

          (d) if there shall be in effect any judgment, final decree or order that would prevent or make unlawful the Closing;

          (e) if the Closing has not occurred within 12 months of the date the FCC Application is accepted for filing; or

          (f) by Buyer, pursuant to the terms of Sections 10.6 or 10.7 hereof.

     17.2. Liability. The termination of this Agreement under Section 17.1 hereof shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

                                   ARTICLE 18
                          SURVIVAL OF REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

     The representations, warranties, covenants, indemnities and agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement are and will be deemed and construed to be continuing representations, warranties, covenants, indemnities and agreements and shall survive the Closing for a period of twelve months after the Closing Date, provided that Seller's representations and warranties relating to title to the Station Assets shall survive indefinitely and such representations and warranties relating to the payment of tax set forth in Section 7.12 shall survive until the expiration of all applicable statutes of limitation. No claim may be brought under this Agreement or any other certificate, document or instrument delivered pursuant to this Agreement unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the applicable survival period. In the event such a notice is given, the right to indemnification with respect thereto shall survive the applicable survival period until such claim is finally resolved and any obligations thereto are fully satisfied. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

                                   ARTICLE 19
                              REMEDIES UPON DEFAULT

     19.1. Default by Seller. Seller recognizes that, in the event Seller defaults in the performance of its obligations under this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled in such event, at its option and in lieu of any other remedy which Buyer may be entitled, to obtain specific performance of the terms of this Agreement. In any action to enforce the provisions of this Agreement, Seller will waive the defense that there is an adequate remedy at law or equity and agrees that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. In addition, Buyer shall be entitled to obtain from Seller court costs and reasonable attorneys' fees incurred by it in any successful action enforcing its rights hereunder, plus interest at the Prime Rate plus two percentage points on the amount of any judgment obtained against Seller from the date of default until the date of payment of the judgment. As a condition to seeking specific performance, Buyer shall not be required to have tendered the Purchase Price specified in Section 2.1 of this Agreement, but shall be required to demonstrate that it is willing and able to do so and to perform its other closing obligations in all respects.

     19.2. Default by Buyer. If the transactions contemplated by this Agreement are not consummated as a result of Buyer's material breach of this Agreement or wrongful failure to close hereunder, and Seller is not also in material breach hereunder, Seller shall be entitled to the delivery of the Escrow Deposit in the amount of $80,000.00 as liquidated damages in full settlement of any damages of any nature or kind that Seller may suffer or allege to suffer as the result thereof. It is understood and agreed that the amount of liquidated damages represents Buyer's and Seller's reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages under this Section 19.2 shall be the sole and exclusive remedy of Seller against Buyer for breach of or failure to consummate this Agreement and shall be applicable regardless of the actual amount of damages sustained. In addition, Seller shall be entitled to obtain from Buyer court costs and reasonable attorneys' fees incurred by it in a successful action enforcing its rights hereunder, plus interest at the Prime Rate plus two percentage points on the amount of any judgment obtained against Buyer from the date of default until the date of payment of the judgment. As a condition to obtaining liquidated damages, Seller shall not be required to have tendered the Station Assets but shall be required to demonstrate that it is willing and able to do so and to perform its other closing obligations in all material respects.

                                   ARTICLE 20
                                  RISK OF LOSS

     The risk of loss or damage to the Station Assets prior to the Effective Time shall be upon Seller. Seller shall repair, replace and restore any damaged or lost material Station Asset to its prior condition as soon as possible and in no event later than the Effective Time unless such item was obsolete and unnecessary for the continued operation of the Station consistent with past practice. If Seller is unable or fails to repair, restore or replace a lost or damaged item required to be repaired or replaced by Seller prior to the Closing, Seller shall reimburse Buyer for the reasonable cost of the repair, restoration or replacement of such item.

                                   ARTICLE 21
                                OTHER PROVISIONS

     21.1. Publicity. Except as required by applicable law or with the other party's express written consent, no party to this Agreement nor any affiliate of any party shall issue any press release or similar public statement regarding the transactions contemplated by this Agreement.

     21.2. Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither Buyer nor Seller may assign this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

     21.3. Entire Agreement. This Agreement and the exhibits and schedules hereto embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought. Any matter that is disclosed in a Schedule hereto in such a way as to make its relevance to the information called for by another Schedule readily apparent shall be deemed to have been included in such other Schedule, notwithstanding the omission of an appropriate cross-reference.

     21.4.  Headings.   The  headings  set  forth  in  this  Agreement  are  for
convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

     21.5. Computation of Time. If after making computations of time provided for in this Agreement, a time for action or notice falls on Saturday, Sunday or a Federal holiday, then such time shall be extended to the next business day.

     21.6. Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of Wyoming without regard to its principles of conflict of law.

     21.7. Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request in writing.

                  If to Buyer:

                  Legend Communications of Wyoming, LLC
                  5074 Dorsey Hall Drive
                  Suite 205
                  Ellicott City, Maryland 21042
                  Attention: W. Lawrence Patrick
                  Facsimile: 410-740-7222

                  With a copy (which shall not constitute notice) to:

                  Leventhal, Senter & Lerman, P.L.L.C.
                  2000 K Street, N.W.
                  Suite 600
                  Washington, D.C.  20006-1809
                  Attention: Brian M. Madden, Esq.
                  Facsimile: 202-293-7783

                  If to Seller:

                  Quality Communications, Inc.
                  6421 Congress Ave. #115
                  Boca Raton, FL  33487
                  Attn:  Howard B. Stern
                  Fax:

                  With a copy (which shall not constitute notice) to:

                  Richard J. Hayes, Jr., Esq.
                  8404 Lee's Ridge Road
                  Warrenton, Virginia 20186
                  Facsimile: 202-478-0048

                  and to:

                  Alan S. Talesnick, Esq.
                  Patton Boggs LLP
                  1660 Lincoln Street
                  Suite 1900
                  Denver Colorado 80264

Any such notice, demand or request shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of transmission, if sent by facsimile (but only if a hard copy is also sent by overnight courier), or (iii) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (iv) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

     21.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     21.9. Further Assurances. Seller shall at any time and from time to time after the Closing execute and deliver to Buyer such further conveyances, assignments and other written assurances as Buyer may reasonably request in order to vest and confirm in Buyer (or its assignees) the title and rights to and in all of the Station Assets to be and intended to be transferred, assigned and conveyed hereunder.

                                   ARTICLE 22
                                   DEFINITIONS

     Unless otherwise stated in this Agreement, the following terms when used herein shall have the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "Affiliate" shall mean any person or entity that is controlling, controlled by or under common control with the named person or entity. For purposes of this definition "control" shall mean the possession, directly or indirectly, of the majority of the voting power of such entity (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

     "Agreement" shall mean this Asset Purchase Agreement, including the exhibits and schedules hereto.

     "Buyer" shall have the meaning set forth in the preamble to this Agreement.

     "Buyer's Proration Amount" shall have the meaning set forth in Section 5.2.

     "Business Day," whether or not capitalized, shall mean every day of the week excluding Saturdays, Sundays and Federal holidays.

     "Claimant" shall have the meaning set forth in Section 16.3(a).

     "Closing" shall have the meaning set forth in Section 1.1.

     "Closing Date" shall mean the date on which the Closing is completed.

     "Contracts" shall have the meaning set forth in Section 7.7.

     "Effective Time" shall mean 12:01 a.m., local Gillette time, on the Closing Date.

     "Environmental Laws" shall mean all applicable local, state and federal statutes and regulations relating to the protection of human health and the environment including the FCC regulations concerning radio frequency radiation.

     "ERISA" shall have the meaning set forth in Section 7.8(c).

     "Escrow Agent" shall mean Bank of American, N.A.

     "Escrow Agreement" shall mean the agreement substantially in the form of Exhibit A.

     "Escrow Deposit" shall have the meaning set forth in Section 2.2(a).

     "Excluded Assets" shall have the meaning set forth in Section 1.3.

     "Existing Accounts Receivable" shall have the meaning set forth in Section 8.3.

     "FCC" shall mean the Federal Communications Commission.

     "FCC Application" shall mean the application or applications that Seller and Buyer must file with the FCC requesting its consent to the assignment of the Station Licenses.

     "FCC Consent" shall mean the action by the FCC granting the FCC
Application.

     "Final Order" shall mean action by the FCC (i) which has not been vacated, reversed, stayed, set aside, annulled or suspended, (ii) with respect to which no timely appeal, request for stay or petition for rehearing, reconsideration or review by any party or by the FCC on its own motion, is pending, and (iii) as to which the time for filing any such appeal, request, petition, or similar document or for the reconsideration or review by the FCC on its own motion under the Communications Act of 1934, as amended, and the rules and regulations of the Commission, has expired.

     "Hazardous Substance" shall mean all hazardous or toxic waste or material which, because of its quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. Hazardous Substance shall include, but is not limited to, any and all hazardous or toxic substances, materials or wastes as defined or listed under the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act or any comparable state statute or any regulation promulgated under any of such federal or state statutes.

     "Indemnitor" shall have the meaning set forth in Section 16.3(a).

     "Initial Cash Portion of the Purchase Price" shall have the meaning set forth in Section 2.2(b)(i).

     "Intellectual Property" shall have the meaning set forth in Section 7.9.

     "Liens" shall mean mortgages, deeds of trust, liens, pledges, collateral assignments, security interests, leases, subleases, conditional sales agreements, easements, covenants, encroachments, encumbrances or other defects of title.

     "Material Adverse Effect" shall have the meaning set forth in Section 11.6.

     "Mortgage" shall mean the instrument substantially in the form of Exhibit
D.

     "Note" shall mean that instrument substantially in the form of Exhibit B.

     "Notice of Disagreement" shall have the meaning set forth in Section 5.2.

     "Guaranty" shall mean that guaranty agreement by W. Lawrence and Susan K. Patrick substantially in the form of Exhibit E.

     "Personal Property" shall have the meaning set forth in Section 7.6.

     "Phase I Report" shall have the meaning set forth in Section 10.7.

     "Phase II Report" shall have the meaning set forth in Section 10.7.

     "Preliminary Proration Schedule" shall have the meaning set forth in
Section 5.2.

     "Prime Rate" shall mean a per annum rate equal to the "prime rate" as published in the Money Rates column of the Eastern Edition of The Wall Street Journal (or the average of such rates if more than one rate is indicated).

     "Proration Schedule" shall have the meaning set forth in Section 5.2.

     "Purchase Price" shall have the meaning set forth in Section 2.1(a).

     "Real Property" shall have the meaning set forth in Section 1.2(b).

     "Referee" shall have the meaning set forth in Section 5.2.

     "Seller" shall have the meaning set forth in the preamble to this Agreement.

     "Station" shall mean radio broadcast Station KGWY(FM), Gillette, Wyoming.

     "Station Assets" shall have the meaning set forth in Section 1.2.

     "Station Licenses" shall mean the licenses, permits and other authorizations, including any temporary waiver or special temporary authorization, issued by the FCC to Seller in connection with the operation of the Station.

     "Station Records" shall have the meaning set forth in Section 1.2(f).

     "Time Sales Agreements" shall mean contracts entered into in the ordinary course of business of the Station for the sale or sponsorship of broadcast time on the Station for cash.

     "Title" shall have the meaning set forth in Section 10.7.

     "Trade Agreements" shall mean all Contracts for the sale of advertising time for consideration other than cash.

     "Survey" shall have the meaning set forth in Section 10.7.


                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                  QUALITY COMMUNICATIONS, INC.


                                       By:

                                     Title:




                                    LEGEND COMMUNICATIONS OF WYOMING, LLC


                                       By:
                                    Name:            W. Lawrence Patrick
                                    Title:           Manager

         EXHIBITS
 A     Escrow Agreement
 B     Form of Note
 C     FORM OF SUBORDINATED SECURITY INTEREST AGREEMENT
 D     Form of Mortage
 E     Guaranty of W. Lawrence Patrick and Susan K. Patrick
 F     Form of Opinion of Seller's Counsel
 G     Form of Opinion of Buyer's Counsel

                                                                    Schedule 6.5



None.

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

         This Escrow Agreement ("Agreement") is made as of this 9th day of April, 2001, by and among Quality Communications, Inc. (" Seller"), Legend Communications of Wyoming, LLC ("Buyer"), and Bank of America, N.A., as escrow agent (Escrow Agent").

                                 R-E-C-I-T-A-L-S

     A. Seller and Buyer have entered into an Asset Purchase Agreement, dated as of April 6, 2001 ("Purchase Agreement"), pertaining to the purchase by Buyer and sale by Seller of the Station Assets as described in the Purchase Agreement; and

     B. Pursuant to the Purchase Agreement, Buyer is required to deposit EIGHTY THOUSAND AND NO/100 DOLLARS ($80,000.00) in escrow to secure its obligations under the Purchase Agreement. Buyer and Seller desire that Escrow Agent hold these funds as provided in this Agreement; and

     C. The Escrow Agent named above is willing to act as the escrow agent hereunder on and subject to the terms and conditions of this Agreement; and

     D. Capitalized terms used, but not otherwise defined, herein shall have the same meanings in this Agreement as ascribed to such terms in thin the Purchase Agreement, the meanings of which are herein incorporated by reference.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:

     1. Receipt of Escrow Deposit. By its signature below, Escrow Agent acknowledges receipt of funds from Buyer in the amount of EIGHY THOUSAND AND NO/100 DOLLARS ($80,000.00)(the "Escrow Deposit"). Escrow Agent agrees to hold and to disburse the Escrow Deposit only in accordance with this Agreement.

     2. Investment of Escrow Deposit. Upon receipt of the Escrow Deposit and prior to the final distribution of the Escrow Deposit upon termination of this Agreement as provided herein, the Escrow Agent shall invest and reinvest any cash portion of the Escrow Deposit in certificates of deposit in United States Banks, or securities issued or guaranteed by the United States Government, as may from time to time be directed by Seller in writing. In the absence of written direction from Seller as to investments, the Escrow Agent shall invest and reinvest the cash Escrow Deposit in certificates of deposit in United States Banks. The Escrow Agent shall not be liable for any damages, losses, or expenses resulting from any investment, or the sale or redemption of any investment, made in accordance with this Section.

         3.  Release of Escrow Deposit.

     3.1 Joint Written Instructions. Except as provided in Section 3.3, Escrow Agent shall release the Escrow Deposit only upon (i) receipt of joint written instructions executed by Seller and Buyer or (ii) an order of a court of competent jurisdiction in accordance with Section 4.1.2 hereunder. Upon release of the Escrow Deposit as provided for herein, this Agreement shall terminate, and the Escrow agent shall be discharged of any further liability.

     3.2 Delivery at Closing. At the time and place of the Closing under the Purchase Agreement, and simultaneously with the performance by Buyer and Seller of their respective obligations under the purchase agreement, Buyer and Seller shall instruct the Escrow Agent to pay the principal and interest of the Escrow Deposit to Buyer.

     3.3 Claim of Entitlement to Escrow Deposit. Either party may notify the Escrow Agent and the other party of its claim that it is entitled to the Escrow Deposit. Such claiming party shall, in reasonable detail, cite Section(s) of the Purchase Agreement and the facts and circumstances supporting its claim. Unless the other party objects by notice to the Escrow Agent and the other party within fourteen (14) days of its receipt of the claim, the Escrow Agent shall promptly release the Escrow Deposit to the claiming party. If the other party does so object, then the Escrow Agent shall continue to hold the Escrow Deposit and shall release in only in accordance with the tern hereof. Each party agrees that it will act only in good faith in making any claim or any objection pursuant to this Section 3.3. All reasonable costs, fees and expenses of Buyer, Seller, and Escrow Agent in settling any disputed claim of entitlement to the Escrow Deposit under this Section 3.3, including with limitation , court costs and reasonable attorneys' fees, shall be paid by the loser of such dispute.

         4.Duties of the Escrow Agent.

                  4.1 Duties in General.

     4.1.1 Express Duties; Fees. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein (and required by applicable law), which the parties agree are ministerial in nature. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in good faith in connection with the advise or opinion of such counsel. The Escrow Agent shall be paid a fee of One Percent (1%) of the principal amount of the Escrow Deposit, such fee to be paid at the termination of this Agreement; as between Buyer and Seller, each party shall share equally the fee of the Escrow Agent.

     4.1.2 Actions in Event of Litigation. If the escrow Agent should become involved in litigation or arbitration with respect to this escrow agreement for any reason, Escrow Agent is hereby authorized to deposit the Escrow Deposit with the Clerk of such Court in which such litigation is pending, or to interplead all interested parties in any court of competent jurisdiction and to deposit with the Clerk of such court the Escrow Deposit. Upon the happening of either above, the Escrow Agent shall stand fully relieved and discharged of any further duties hereunder.

     4.2 Exculpation. Except for the Escrow Agent own willful misconduct, bad faith or gross negligence (i) the Escrow Agent shall have no liability of any kind whatsoever for its performance of any duties imposed upon the Escrow Agent under this Escrow Agreement or for any acts or omissions hereunder; (ii) the Escrow Agent shall not be responsible for any of the acts or omissions of the other parties hereto; (iii) the Escrow Agent shall not be liable to anyone for damages, losses or expenses arising out of this Escrow Agreement; and (iv) The Escrow Agent may rely and/or act upon any written instrument, document or request believed by the Escrow Agent in good faith to be genuine and to be executed and delivered by the proper person, and may assume un good faith the authenticity, validity and effectiveness thereof and shall not be obligated to make any investigation or determination as to the truth and accuracy of any information contained therein.

     4.3 No Additional Duties. The Escrow Agent shall have no duties except those that are expressly set forth herein, and shall not be bound by any notice of a claim or demand hereunder, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement or any other agreement amendatory or supplemental hereto.

     4.4 Miscellaneous. The Escrow Agent may execute any of its power or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. The Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding affect, execution or sufficiency of the Escrow Agreement or of any agreement amendatory or supplemental hereto.

     5. Indemnification of the Escrow Agent. In consideration of their acceptance of the appointment as Escrow Agent, Buyer and Seller jointly and severally agree (i) to indemnify and hold the Escrow Agent, or any duly designated successor escrow agent, harmless as to any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct by the Escrow Agent to any person by reason of its having accepted the same or in carrying out any of the terms hereof, and (ii) to reimburse the Escrow Agent on request for all its reasonable attorneys' fees and other reasonable costs and expenses incurred by it in connection with carrying out its duties hereunder, and said expenses shall be shared equally by Seller and Buyer. As between Buyer and Seller each agrees to be responsible for one half of any such fees and expenses incurred by Escrow Agent.

     6. Resignation of the Escrow Agent. The Escrow Agent, and any successor Escrow Agent, may resign at any time as Escrow Agent hereunder by giving at least thirty (30) days advance written notice to the parties. Upon such resignation ant the appointment of a successor Escrow Agent, the resigning Escrow Agent shall be absolved from any and all liability in connection with the exercise of its powers and duties as Escrow Agent hereunder. Upon their receipt of notice of resignation from the escrow Agent , Buyer and Seller shall use their reasonable best efforts jointly to designate a successor Escrow Agent. If the parties do not agree upon a successor Escrow Agent within thirty (30) days after the receipt by the parties of the Escrow Agents resignation notice, the escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief and any such resulting appointment shall be binding upon all parties hereto. By mutual agreement, the parties shall have the right to at any time upon not less than seven (7) business days advance written notice to terminate their appointment of the Escrow Agent, or the successor Escrow Agent, as Escrow Agent hereunder. Notwithstanding anything to the contrary in the foregoing, the Escrow Agent or the successor Escrow Agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent. Upon delivery of the Escrow Deposit to such replacement escrow agent, the Escrow Agent shall be discharged from any and all further duties, obligations, and liabilities under this Agreement, except to the extent, but only to the extent, of any direct, as opposed to. Consequential damages suffered which are caused by Escrow Agent's prior willful misconduct, bad aith pr gross negligence.

     7. Benefit. This agreement shall be binding upon the heirs, executors, personal representatives, successors and permitted assigns of the parties hereto.,

     8. Notice. Any notice required hereunder shall be in writing and any payment, notice or other communications shall be delivered personally, or mailed by certified mail, postage prepaid, with return receipt requested, or delivered by FedEx ( Federal Express) or any other nationally recognized overnight delivery service, in each case addressed to the persons, parties or entities identified below:


If to Seller:

         Quality Communications, Inc.
         6421 Congress Ave. #115
         Boca Raton, FL 33487
         Attn: Howard B. Stern
         Fax: 561-241-6711

With Copy to (which shall not constitute notice)

         Richard Hayes, Jr., Esq.
         Law Offices of Richard J. Hayes, Jr.
         8404 Lee's Ridge Road
         Warrenton, VA 20186-8742
         Fax: 202-478-0048

If to Buyer

         Legend Communications of Wyoming, LLC
         5074 Dorsey Hall Drive
         Suite 205
         Ellicott City, Maryland 21042
         Attention: W. Lawrence Patrick
         Facsimile: 410-740-7222

With Copy to (which shall not constitute notice)

         Leventhal, Senter & Lerman, P.L.L.C.
         2000 K Street, N.W.
         Suite 600
         Washington, D.C. 20006-1809
         Attn: Brian M. Madden, Esq.
         Fax: 202-293-7783






If to Escrow Agent:

         Bank of America, N.A.
         730 15th St., N.W.
         Washington, D.C. 20005
         Attention: Chyla D. Evans
         Fax: 202-624-5125


     8.1. Alternate Addresses. Notice, as provided by this Section, may be given to any other person or party, as any party hereto may in the future designate in writing, upon due notice to the other party(ies).

     8.2. Date of Notice, Action. The date of personal delivery or the delivery date (or date of attempted delivery and refusal by the addressee) specified on any receipt from a nationally-recognized overnight courier service shall establish the date of such notification or communication. If any notification, communication or action is required or permitted to be given or taken within a certain period of time and the last date for doing so fall on a Saturday, Sunday, a federal legal holiday or legal holiday by law in the District of Columbia, the last day for such nitification, communication or action shall be extended to the first date thereafter which is not a Saturday, Sunday or such legal holiday.

     9. Assignment. Buyer and Seller may assign their rights under this Escrow Agreement to the same extent they are permitted to assign their rights and obligations under the Purchase Agreement.

     10. Headings. The headings of the sections of the Escrow Agreement are for the convenience of reference only, and do not form a part hereof, and in no way modify, interpret or construe the meaning of the parties. The section headings shall be given no effect in the construction or interpretation of this Escrow Agreement.

     11. Counterpart Signatures. This agreement may be executed by the parties in any number of counterparts and each executed copy shall be an original for all purposes without accounting for the other copies. This agreement shall be effective as of the date on which the executed counterparts are exchanged by the parties.

     12. Scope of Agreement. This agreement, when read with the Purchase Agreement, as modified or amended, constitutes the entire understanding between the parties and, except for the other agreements noted therein or made exhibits to the Purchase Agreement, there are o other agreements, representations, warranties, or understandings, oral or written, between or among the parties with respect to the subject matter hereof. No alteration, modification or change of this Escrow Agreement shall be valid unless by like written instrument.

     13. Number and Gender. Whenever required by the context, the singlar number shall include the plural and the masculine or neuter gender shall include all genders.

     14. Waiver. Failure of any party to complain of any act or omission on the part of any other party in breach of this Escrow Agreement, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by any party at any time, express or implied, of any breach of any provisions of this Escrow Agreement shall be deemed a waiver of any other provisions of this Escrow Agreement or a consent to any subsequent breach of the same or other provisions.

     15. Invalidity. The invalidity or unenforceability of any term or provision of this Escrow Agreement, or the application of such term or provision to any person or circumstances, shall not impair or affect the remainder of this Escrow Agreement and its application to other persons and circumstances, and the remaining terms and provisions hereof shall no be invalidated but shall remain in full force and effect.

     16. Choice of Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the District of Columbia, without regard to the choice of law rules utilized in that jurisdiction.

     17. Construction of Agreement. This Agreement is the product of negotiation and preparation by, between and among Buyer, Seller and Escrow Agent, and their respective attorneys. Accordingly, the parties hereto acknowledge and agree that this Escrow Agreement shall not be deemed prepared or drafted by one party or another, or the attorneys or one party or another, and shall be construed accordingly.

     18. Explication. Unless the context of this Agreement clearly requires otherwise, references to the part include the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference in or to this Agreement or any of the Transaction Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.



                      [SIGNATURE PAGE FOLLOWS IMMEDIATELY}

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first above written.



                                        QUALITY COMMUNICATIONS, INC.


                                        By_______________________________

                                           Name: Michael E. Berry
                                           Title:   President


                                         LEGEND COMMUNICATIONS OF WYOMING, LLC


                                        By________________________________

                                           Name: W. Lawrence Patrick
                                           Title:   Manager


                                        BANK OF AMERICA, N.A.


                                        By_____________________________

                                           Name:________________________
                                           Title:___________________

                                                                       EXHIBIT B


                NON-INTEREST BEARING SUBORDINATED PROMISSORY NOTE

$577,500                                                       Gillette, Wyoming
                                                                   July 31, 2001

     For value received, Legend Communications of Wyoming, LLC (the "Maker") promises to pay to the order of Quality Communications, Inc. (the "Payee"), or its assigns, the sum of FIVE HUNDRED SEVENTY SEVEN THOUSAND FIVE HUNDRED DOLLARS ($577,500.00), payable in arrears in equal payments each in the amount of $25,000.00 beginning the last day of the third full calendar month after the Closing Date and on the same day of every third calendar month thereafter until the fifth anniversary of the first payment date at which time the final payment shall be the greater of ONE HUNDRED TWO THOUSAND FIVE HUNDRD DOLLARS ($102,500.00) or all accrued and unpaid amounts then due pursuant to this Note.

     This Note is issued pursuant to and in partial consideration for the Station Assets under that certain Asset Purchase Agreement dated as of April 6, 2001, as amended, between the Maker and the Payee (the "Purchase Agreement"). Capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Purchase Agreement.

     All payments on this Note shall be paid at the address of the Payee set forth for notices below or such other place as may be specified in writing by the Payee from time to time.

     In the event of an uncured Default as defined in this Note, interest ("Penalty Interest") shall accrue on the outstanding principal amount of this Note at the annual rate of 10 percent, beginning on the date of such Default and continuing until this Note is paid in full.

     The occurrence of any one or more of the following events shall constitute a default under this Note (a "Default"): (i) the failure of the Maker to pay any installment when due and continuation of such failure for ten days after such installment is due; (ii) the failure of the Maker to perform any of its other obligations under this Note when such performance is due; (iii) the occurrence of an uncured Event of Default as defined under the subordinated security agreement issued under Section 2.2(c) of the Purchase Agreement; (iv) the Maker shall commence a voluntary case or other proceeding seeking liquidation, liquidation, reorganization or other relief with respect to itself or its debts; or (v) any involuntary case shall be commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts and such involuntary case or proceeding that shall remain undismissed and unstayed for a period 60 days. If such Default shall occur, the Payee may declare the entire amount of this Note and any Penalty Interest accrued thereon to be immediately due and payable without any further demand, notice or protest.

     The Maker may at any time prepay all or any part of the unpaid amount of this Note without penalty or premium. In the event of a prepayment of this Note in part only, the prepayment will be applied to the outstanding amount in the inverse order of maturity to the installments payable under this Note (excluding the $102,500 final payment ).

     The Maker may off-set against any payments due hereunder (a) any indemnification claim to which the Maker is entitled under the Purchase Agreement or (b) any other amount that the Payee agrees, in writing, is owed to the Maker by the Payee; provided however that any such off-set shall first be made against the $102,500 final payment under this Note.

     The Maker waives demand, presentment for payment, protest, notice of dishonor and notice of protest in connection with the delivery, performance and enforcement of this Note.

     No remedy conferred upon the Payee by this Note is intended to be exclusive of any other remedy and each such remedy shall be cumulative and in addition to every other remedy set forth in this Note or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the Maker and the Payee or any delay on the part of the Payee in the exercise of any of its rights hereunder shall operate as a waiver of any of such rights. If, at any time after the maturity of any payment of principal or Penalty Interest becomes due under this Note, this Note is placed with an attorney for collection, the Maker agrees to pay, in addition to the entire remaining balance of principal and accrued interest, reasonable attorneys' fees and other costs of collection incurred by the Payee.

     All payments, notices, requests, demands, and other communications pertaining to this Note shall be in writing and shall be deemed duly given when delivered by personal delivery, facsimile (but only if a hard copy is also sent by overnight courier), by registered or certified mail, postage prepaid and return receipt requested, or by Federal Express or other recognized overnight courier service that issues a receipt or other confirmation of delivery to the party for whom such communication is intended, addressed as follows:

                  If to the Maker, to:

                  Legend Communications of Wyoming, LLC
                  5074 Dorsey Hall Drive
                  Suite 205
                  Ellicott City, Maryland 21042
                  Attention: W. Lawrence Patrick
                  Facsimile: 410-740-7222

                  with a copy (which shall not constitute notice) to:

                  Leventhal, Senter & Lerman P.L.L.C.
                  2000 K Street, N.W., Suite 600
                  Washington, D.C.  20006
                  Attn: Brian M. Madden, Esq.
                  Facsimile: 202-416-6770

                  If to the Payee, to:

                  Quality Communications, Inc.
                  6421 Congress Ave. #115
                  Boca Raton, FL  33487
                  Attn:  Howard B. Stern
                  Facsimile:

                  With a copy (which shall not constitute notice) to:

                  Richard Hayes, Jr., Esq.
                  Law Offices of Richard J. Hayes, Jr.
                  8404 Lee's Ridge Road
                  Warrenton, VA 20186-8742
                  Facsimile: 202-478-0048

     No modification, change, waiver or amendment of this Note shall be effective unless made in writing and signed by the party to be charged.

     The respective rights and obligations of the Maker and the Payee under this Note shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

     This Note shall be deemed to be made in, and shall be governed by the laws of the State of Wyoming, without regard to the choice of law principles thereof.

     IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the day and year first above written.

                                        LEGEND COMMUNICATIONS OF WYOMING, LLC


                                    By: _____________________________
                                               -
                                        W. Lawrence Patrick
                                        Manager

                                                                       EXHIBIT C


                                FORM OF SUBORDINATED SECURITY INTEREST AGREEMENT

                         SUBORDINATED SECURITY AGREEMENT


     This SUBORDINATED SECURITY AGREEMENT (the "Agreement") is made as of July 31, 2001, by and among Quality Communications, Inc., a Wyoming corporation (the "Secured Party"), and Legend Communications of Wyoming, LLC, a Wyoming limited liability company ("Debtor").

     WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of April 6, 2001, as amended (the "Purchase Agreement"), by and between Secured Party and Debtor, Secured Party has sold to Debtor certain assets used in the operation of Station KGWY(FM), Gillette, Wyoming (the "Station") and has accepted in partial payment therefor a Non-Interest Bearing Subordinated Promissory Note of the Debtor dated July 31, 2001 in the principal amount of $577,500.00 (the "Note"), which is subordinate only to certain obligations of Debtor to Michigan National Bank (the "Senior Secured Party") under that certain Debt Subordination Agreement dated as of by and between the Senior Secured Party, Debtor, and the Secured Party and the amended Business Loan Agreement dated July 31, 2001 (collectively, the "Loan Agreement"); and

     WHEREAS, Debtor has agreed to issue the Note, the payments under which are secured by the subordinated security interest in the Station Assets as set forth in this Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

          1. The Subordinated Security Interest. In order to secure payment of the Note, Debtor hereby grants to Secured Party a continuing security interest, subordinate only, but in all instances, to the prior security interest of Senior Secured Party (the "Subordinated Security Interest") in the Station Assets, consisting of the tangible and intangible personal property and Real Property described in Attachment A hereto (the "Collateral").

          2. Filing; Further Assurances. Debtor will execute, deliver, file and record or permit Secured Party to file and record, any financing statement, any reproduction of a financing statement, or this Agreement, as Secured Party may reasonably request, in order to create, preserve, perfect, continue or validate the Subordinated Security Interest or to enable Secured Party to exercise and enforce their rights under this Agreement with respect to any of the Collateral.

          3.   Representations,   Warranties   and   Covenants.   Debtor  hereby
               -----------------------------------------
     represents, warrants and covenants as follows:

                    (a) Except for liens created in favor of Senior Secured
               Party by the Loan Agreement or Secured Party by this Agreement, and liens subordinate to this Subordinated Security Interest, Debtor now is, and during the term of this Agreement will be, the owner of the Collateral free from any adverse lien or encumbrance. It will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.

                    (b) Except as permitted by the Loan Agreement and this
               Agreement, and except for liens subordinate to the Subordinated Security Interest, no financing statement covering the Collateral is or will be on file in any public office.

                    (c) It will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges are contested diligently and in good faith.

                    (d) It will promptly notify Secured Party of any event
               causing a substantial loss or diminution in the value of any material part of the Collateral and an estimate of the amount of such loss or diminution.

                    (e) It now has and at all times will maintain insurance with respect to the Collateral against risks of fire (including extended coverage), casualty and theft, in which Secured Party will be named as additional insured party, containing such terms, in such amounts (not exceeding replacement value), in such form, for such periods and written by such companies as may be reasonably satisfactory to Secured Party. All policies of insurance will provide for a minimum of 10 days' prior written cancellation notice to Secured Party, and, upon request, Debtor will furnish Secured Party with evidence satisfactory to them to demonstrate continuing compliance with these insurance provisions.

                    (f) It will keep the Collateral in good order and repair,
               reasonable wear and tear excepted, and will not waste or destroy the Collateral other than in the ordinary course of its business and in accord with the Loan Agreement.

          4. Records. Debtor will keep records concerning the Collateral at the office of Debtor located at 5074 Dorsey Hall Drive, Suite 205, Ellicott City, Maryland 21042; at the main place of business of Debtor in the community of license of the Station; or at such other place or places of business as Senior Secured Party and Secured Party may approve in writing. Debtor will hold and preserve such records and will permit representatives of Secured Party during normal business hours on reasonable advance notice to examine and inspect the Collateral and, at the expense of Secured Party, to make abstracts from or copies of such records, and will furnish to them such information and reports regarding the Collateral prepared in the ordinary course of the business operations of Debtor as they may from time to time reasonably request. No material portion of the Collateral will be removed from Wyoming without the consent of Secured Party, provided that no such consent will be required for occasional or short-term removal of equipment for purposes of remote broadcasting or for maintenance to the Collateral. In the event that Debtor moves its place of business, Debtor will cooperate with Secured Party to make any necessary filings or amendments to previously recorded financing statements.

          5. Events of Default. Debtor will be in default under this Agreement during the existence of any default remaining after all applicable cure periods under the Note and/or this Agreement which, after receipt of written notice thereof, remains uncured after all applicable cure periods, including such periods as specified in the Note and, for any default for which no cure period is otherwise specified in the Note or in this Agreement, for a period of 30 days (or any such additional time as may be necessary for the Debtor to complete a cure of such default commenced and pursued diligently and in good faith) with respect to all other matters.

          6. Remedies Upon Uncured Default. Each of the following rights and remedies set forth in this Section 6 is subject in all instances to all prior rights of Senior Secured Party. If any uncured default shall exist, Secured Party may exercise all the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Wyoming; without limiting the foregoing rights, Secured Party may, without being required to give any notice except to Debtor and Senior Secured Party, or as provided in this Subordinated Security Agreement or as may be required by mandatory provisions of law, sell the Collateral, or any part thereof, at public or private sale for cash, at such price or prices as are commercially reasonable. Secured Party may require Debtor to assemble all or any part of the Collateral and make it available to Secured Party at a reasonably convenient location to be designated by the Secured Party. Secured Party may purchase any or all of the Collateral so sold at any such public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is subject to widely distributed standard price quotations, at any such private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind; upon any such sale, Secured Party will have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold, and each purchaser at any such sale will hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind (except as limited by the prior security rights of Senior Secured Party), including any equity or right of redemption of Debtor. Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it now or in the future may have under any rule of law or statute now existing or hereafter adopted. Secured Party will give Debtor not less than 15 days' written notice of its intention to make any such sale, which notice will state the time and place fixed for such sale. Any such public sale will be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels. Secured Party will not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser, but Secured Party will not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon notice as provided in this Agreement. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Subordinated Security Interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

          7. Right of Secured Party to Use and Operate Collateral, Etc. During the existence of an uncured default, subject in all instances to the rights of Senior Secured Party, Secured Party may take possession of all or any part of the Collateral, and to exclude the Debtor, and all persons claiming under Debtor, wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same; provided, however, that Secured Party may not conduct or direct the broadcast operations of the Station without first obtaining such prior approval of the Federal Communications Commission (the "FCC") as may be required under the rules and policies of the FCC then in existence. Upon any such taking of possession, Secured Party may, from time to time, at the expense of the Debtor, make all such repairs and replacements to and of the Collateral as Secured Party may deem proper. In any such case, upon approval therefor from the FCC if required, Secured Party will have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of Debtor in respect thereto, and Secured Party will be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of such operations. All rents, issues, profits, fees, revenues and other income will be applied to pay the expenses of holding and operating the Collateral and of conducting the business of the Station, and of all maintenance and repairs, and to make all payments which Secured Party may be required to make, if any, for taxes, assessments, insurance and other charges upon all or any part of the Collateral. The remainder of all rents, issues, profits, fees, revenues and other income will be applied to the payment of the Note, and, unless otherwise provided by law or by a court of competent jurisdiction, any surplus will be paid over to Debtor in accordance with Section 8 of this Agreement.

          8. Application of Collateral and Proceeds. Subject in all instances to
             --------------------------------------
     the rights of Senior Secured Party, the proceeds of any sale of, or other realization upon, all or any part of the Collateral will be applied in the following order of priorities:

                    (a) first, to pay the expenses of such sale or other
               realization, and all expenses, liabilities and advances incurred or made by Secured Party in connection with such sale, and any other unreimbursed expenses for which Secured Party are to be reimbursed under Section 9 of this Agreement;

                    (b) second, to the payment of the Note; and

                    (c) finally, to pay Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

     9. Expenses.Subject in all instances to the rights of Senior Secured Party,
        --------
     upon demand, Debtor will promptly pay to Secured Party:

                    (a) the amounts of any taxes, assessments or other amounts which Secured Party may have been required to pay to free any of the Collateral from any lien imposed on the Collateral; and

                    (b) all costs and expenses (including reasonable attorneys'
               fees and disbursements) incurred by Secured Party in the enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision of this Agreement requested by Debtor.

          10. Termination of Subordinated Security Interest; Release of Collateral. Upon the repayment and performance in full of the Note, the Subordinated Security Interest shall terminate and all rights to the Collateral under this Agreement shall revert to Debtor. Upon any such termination of the Subordinated Security Interest or release of Collateral, Secured Party will, at the expense of Debtor, execute and deliver to Debtor such documents as it shall reasonably request to evidence such termination or release.

          11. FCC Approval. Notwithstanding anything to the contrary contained herein or in any agreement, instrument or document securing, or further evidencing the indebtedness represented by, the Note, Secured Party will not take any action pursuant to this Agreement or any other agreement among the parties to this Agreement which would constitute or result in any assignment or transfer of any FCC license or authorization if such assignment or transfer would require under then existing law (including the written rules and regulations promulgated by the FCC) the prior approval of the FCC, without first obtaining such FCC approval.

          12. Notices. Any notice, demand or request required or permitted to be
              -------
     given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request in writing.

If to Secured Party:

         Quality Communications, Inc.
         5495 Marion Street
         Denver, CO 80216

         Attn: Douglas Olson
         Fax: 303-308-1628

With a copy (which shall not constitute notice) to:

         Richard Hayes, Jr., Esq.
         Law Offices of Richard J. Hayes, Jr.
         8404 Lee's Ridge Road
         Warrenton, VA 20186-8742
         Fax: 202-478-0048

If to Debtor:

         Legend Communications of Wyoming, LLC
         5074 Dorsey Hall Drive
         Suite 205
         Ellicott City, Maryland  21042
         Attention: W. Lawrence Patrick
         Facsimile: 410-740-7222

With a copy (which shall not constitute notice) to:

         Leventhal, Senter & Lerman P.L.L.C.
         2000 K Street, N.W.
         Suite 600
         Washington, D.C.  20006-1809
         Attention: Brian M. Madden, Esq.
         Telephone: 202-429-8970
         Fax: 202-293-7783

Any such notice, demand or request shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of transmission, if sent by facsimile (but only if a hard copy is also sent by overnight courier), or (iii) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (iv) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request.

          13. Waivers, Non-Exclusive Remedies. No failure on the part of Secured
              -------------------------------
     Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy under this Agreement preclude any other right, power or remedy. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

          14.  Changes in Writing.  Neither  this  Agreement  nor any  provision
               ------------------
     hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          15. Applicable Law; Meaning of Terms. This Agreement shall be construed in accordance with and governed by the laws of the State of Wyoming, without reference to its principles of conflicts of law. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as adopted in the State of Wyoming have the meanings stated in such Code. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each party to this Agreement and any subsequent holder of the Note, each of which shall, without further act, become a party to this Agreement by being a holder of the Note.

          16. Severability.  If any provision hereof is invalid or unenforceable
              ------------
     in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction.

          17.  Headings.  The headings in this Agreement are for the purposes of
               --------
     reference only and shall not limit or otherwise affect the meaning hereof.

          18.  Counterparts.  This  Agreement  may be  executed  in one or  more
               ------------
     counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.


                                        LEGEND COMMUNICATIONS OF WYOMING, LLC


                                       By:
                                                 ------------------------------
                                                 W. Lawrence Patrick
                                                 Manager


                                        QUALITY COMMUNICATIONS, INC.


                                       By:
                                                 ------------------------------

                                        Name:    Michael E. Berry
                                        Title:   President

                                  ATTACHMENT A
                       TO SUBORDINATED SECURITY AGREEMENT



Debtor:           LEGEND COMMUNICATIONS OF WYOMING , LLC

Secured Party:    QUALITY COMMUNICATIONS, INC.

     All Station Assets of Debtor acquired upon the consummation of that certain Asset Purchase Agreement, dated as of April 6, 2001, as amended, by and between Secured Party and Debtor (the "Purchase Agreement"), used in connection with the ownership and operation of Station KGWY(FM), Gillette, Wyoming (the "Station"), consisting of the items enumerated on Schedules 1.2(b), 1.2(c), 1.2(d) and 1.2(e) to the Purchase Agreement, attached hereto.

                                                                       EXHIBIT D



                                                 FORM OF MORTGAGE


To be provided




146712

                                                                       EXHIBIT E

                                GUARANTY

     This GUARANTY (this "Guaranty") is made as of July 31, 2001, jointly and severally by W. LAWRENCE PATRICK and SUSAN K. PATRICK, a married couple residing in the State of Maryland (the "Guarantors"), for the benefit of QUALITY COMMUNICATIONS, INC. (the "Seller"), licensee of Station KGWY(FM) (the "Station").

     WHEREAS, pursuant to authority previously granted by the Federal Communications Commission and that certain Asset Purchase Agreement, dated as of April 6, 2001, as amended, by and between Seller and Legend Communications of Wyoming, LLC ("Buyer") (the "Purchase Agreement"), Seller has sold the Station Assets and assigned the Station Licenses to Buyer; and


     WHEREAS, Guarantors, principals of Buyer, in order to induce Seller to enter into and consummate the Purchase Agreement, agree to be liable for the obligations of Buyer under the Non-Interest Bearing Promissory Note issued by Buyer pursuant to Section 2.2 of the Purchase Agreement (the "Obligations").


     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors hereby jointly and severally represents, covenants and agrees as follows:

          1. Guaranty. Each Guarantor hereby unconditionally, absolutely and directly guarantees to Seller the punctual payment in full of any and all Obligations due or which may become due to Seller that, for any reason whatsoever, are not paid by Buyer in the amounts and when due in accordance with the terms of the Note, including Buyer's right of off-set under the Note.

          2. Scope of Guaranty. The liability of Guarantors under this Guaranty will be primary, direct and immediate under the Note and not as surety or conditional or contingent upon pursuit by Seller of any remedies it may have against Buyer with respect to the Obligations. No exercise or non-exercise by Seller of any right under the Purchase Agreement, the Note, or under this Guaranty, and no change, impairment or suspension of any right or remedy of Buyer, will in any way affect any of Guarantors' obligations hereunder or give Guarantors any recourse against Seller. Without limiting the generality of the foregoing, Seller will not be required to make any demand on Buyer, or otherwise pursue or exhaust its remedies against Buyer, before, simultaneously with or after, enforcing its rights and remedies hereunder against Guarantors. This Guaranty may be enforced from time to time, as often as the occasion therefor may arise, either in the same action, if any, brought against Buyer and/or any other party, or in separate actions, as often as Seller, in its sole discretion, may deem advisable.

          3.  Waiver.   Guarantors   hereby  expressly  waive:  (a)  demand  for
              ------
     observance or performance of, or enforcement of, any terms or provisions of this Guaranty; (b) all other notices and demands otherwise required by law which Guarantors may lawfully waive; (c) all rights of


                                    Page 1 of
     subrogation, reimbursement or contribution against Buyer which might otherwise arise by reason of Guarantors= execution, performance or payment of this Guaranty; and (d) the benefit of all other principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty.

          4. Death or Insolvency of Guarantors. If (a) both Guarantors shall die, (b) Guarantors shall commence a voluntary case or other proceeding seeking relief with respect to their debts or (c) any involuntary case under the United State Bankruptcy Code is commenced against Guarantors which is not stayed or dismissed within 60 days thereafter, Seller may declare the full amount of all of the Obligations to be immediately due and payable upon notice thereof to Guarantors.

          5. No Release. Except as provided expressly herein, Guarantors agree that their obligations hereunder will not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of Buyer in bankruptcy or reorganization under any federal, state or local law concerning bankruptcy or receivership. Guarantors expressly agree that Seller may, in its sole and absolute discretion, without notice to or further assent of Guarantors and without in any way releasing, affecting or impairing the obligations and liabilities of Guarantors hereunder: (a) waive compliance with or excuse any breach or default under the Obligations; (b) agree to the modification or amendment of any provisions of the Obligations not adverse to Guarantors; (c) effect any release, compromise or settlement in connection with the Obligations in a manner consistent with them; and (d) deal in all respects with Buyer as if this Guaranty were not in effect.

          6. Enforcement Costs. Guarantors and Seller agree that should any litigation ensue regarding the enforcement of this Guaranty, the losing party will pay or reimburse the other for any and all reasonable costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) which the prevailing party may incur as a consequence of such litigation or any pre-litigation enforcement activities. The provisions of this paragraph will survive the expiration or termination of this Guaranty.

          7. Termination. This Guaranty will terminate when the Obligations have been paid in full. When such conditions have been fully met, Seller will, upon request, furnish to Guarantors a written cancellation of this Guaranty. Notwithstanding written cancellation of this Guaranty, if for any reason, Seller is not permitted to retain any payments made by Buyer or by Guarantors hereunder and such payments are recovered as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, Guarantors= liability under this Guaranty will continue and remain in full force and effect as to such recovered payments.

          8.  Miscellaneous.  This Guaranty and the  Obligations  constitute the
             -------------
     entire understanding of the parties with respect to Guarantors' obligations to Seller with respect to the


                                    Page 2 of
     subject matter hereof. No modification, change, waiver or amendment of this Guaranty will be deemed to be made by any party unless in writing and signed by it, and each such waiver, if any, will apply only with respect to the specific instance involved and only to the extent expressly provided herein. If one or more of the provisions contained in the Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been included.

          9. Notices. All notices, demands, requests for modification, consents or approvals under this Guaranty shall be in writing and shall be deemed to have been properly given when delivered by personal delivery, facsimile (but only if a hard copy is also sent by overnight courier), by registered or certified mail, postage prepaid and return receipt requested, or Federal Express or other recognized overnight courier service that issues a receipt or other confirmation of delivery to the party for whom such communication is intended , addressed as follows:

                  To Seller:

                  Quality Communications, Inc.
                  6421 Congress Ave. #115
                  Boca Raton, FL  33487
                  Attn:  Howard B. Stern
                  Facsimile:

                  with a copy (which will not constitute notice) to:

                  Richard Hayes, Jr., Esq.
                  Law Offices of Richard J. Hayes, Jr., Esq.
                  8404 Lee=s Ridge Road
                  Warrenton, VA 20186-8742
                  Fax: 202-478-0048

                  To Guarantors:

                  W. Lawrence Patrick
                  Susan K. Patrick
                  5074 Dorsey Hall Drive
                  Suite 205
                  Ellicott City, Maryland 21042
                  Telephone: 410-740-0250
                  Telecopy:   410-740-7222




                                    Page 3 of
with a copy (which will not constitute notice) to:

                  Brian M. Madden, Esq.
                  Leventhal, Senter & Lerman P.L.L.C.
                  2000 K Street, N.W.
                  Suite 600
                  Washington, D.C. 20006-1809
                  Telephone: 202-416-6770
                  Fax:   202-293-7783

          10.   Binding   Effect.   This   Guaranty  will  bind  the  heirs  and
                --------------
     representatives of Guarantors, and will inure to the benefit of Seller.

          11. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF WYOMING (WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES). GUARANTORS, TO THE EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF WYOMING, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN THEREFROM, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF GUARANTORS= OBLIGATIONS UNDER OR WITH RESPECT TO THIS GUARANTY, INCLUDING ITS ENFORCEMENT, AND EXPRESSLY WAIVES ALL OBJECTIONS GUARANTORS MAY HAVE AS TO VENUE IN ANY SUCH COURTS. GUARANTORS ALSO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY.

          12.  Definitions.  Capitalized  terms not  otherwise  defined  in this
              -----------
     Guaranty shall have the meanings ascribed to such terms in the Purchase Agreement.

          IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the day and year first above written.



                                                 W. Lawrence Patrick




                                                 Susan K. Patrick



                                    Page 4 of

COUNTY OF
STATE OF

On , 2001, W. Lawrence Patrick, known to me to be the party executing the foregoing document in such name, appeared before me and acknowledged that such document to have been executed by him by his free act and deed.




Notary Public (signed)



Name (printed)

My commission expires:
                       -------------------------------------------------------





                                    Page 5 of

COUNTY OF
STATE OF

On , 2001, Susan K. Patrick, known to me to be the party executing the foregoing document in such name, appeared before me and acknowledged that such document to have been executed by her by her free act and deed.




Notary Public (signed)



Name (printed)

My commission expires:
                       ---------------------------------------------------







                                    Page 6 of

                                                                       EXHIBIT F



                       FORM OF OPINION OF SELLER'S COUNSEL


                                        July 31, 2001


     1. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Wyoming, and has all requisite corporate power and authority to own, lease, and operate the Station Assets and to carry on its business as has been conducted, and to enter into and perform the Agreement.

     2. The Agreement has been duly authorized by all necessary corporate action on the part of Seller (including all necessary approvals by shareholders of Seller) and has been executed and delivered by a duly authorized officer of Seller.

     3. The Agreement constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as limited by laws affecting creditors' rights or to the extent that the enforceability of such obligations may be limited by the exercise of judicial discretion in applying principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4. The execution and delivery by Seller of the Agreement and performance by Seller of its obligations thereunder, and Seller's consummation of the transactions contemplated thereby, do not (a) require the consent of any third party (b) violate, conflict with, or result in the breach of any provision of the Articles of Incorporation or By-Laws of Seller; (c) violate any order, writ, judgment, injunction, award, decree, rule, regulation, or ruling of a governmental authority against or binding upon Seller; (d) conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under any lease, contract, agreement, instrument, license or permit to which either Seller or the Station Assets are subject; or (e) result in the creation of any lien, charge or encumbrance on any of the Station Assets.

     5. Other than as disclosed in the Agreement or in a schedule attached to this opinion, there is no claim, litigation, proceeding or governmental investigation pending or threatened, or any order, injunction or decree outstanding, against Seller that would prevent the consummation of, or impair Seller's ability to consummate, the transactions contemplated by the Agreement.

     6. There are no insolvency proceedings of any character pending or, to our best knowledge, threatened against Seller, including, without limitation, proceedings relating to bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, and Seller has not made any assignment for the benefit of creditors, or taken any formal corporate action in contemplation of the institution of any insolvency proceedings.

     7. Seller validly holds the Station Licenses listed at Schedule 1.2(a) to the Agreement pursuant to Final Orders of the FCC. Such Station Licenses are in full force and effect and are for the full license term customarily issued to a broadcast radio station licensed within the State of Wyoming. The Station Licenses are not subject to any condition except for conditions applicable to broadcast radio licenses generally or reflected on the face of the Station Licenses. None of the Station Licenses is the subject of a pending license renewal application. The Station Licenses constitute all FCC licenses, permits and authorizations necessary for Seller's operation of the Station in the manner in which it is currently being operated.

     8. The FCC Consent has been granted and has become a Final Order.

     9. (a) The Station Licenses are validly held by Seller, and are in full force and effect, and none is subject to any restriction or condition which would limit in any respect the full operation of the Station as now operated.

          (b) There are no applications, complaints or proceedings pending or, to the best of our knowledge, threatened before the FCC relating to the operation of the Station or that may result in the revocation, adverse modification, non-renewal or suspension of any of the Station Licenses, or the imposition of any conditions, fines, forfeitures, or other administrative actions by the FCC with respect to the Station or its operation other than proceedings affecting the broadcasting industry generally. Seller is not subject to any outstanding unsatisfied judgment or order of the FCC relating to the Station.

          (c) All tower registrations required to be filed with the FCC or any other governmental agency by Seller or by the owner of any transmitting tower used by the Station have been filed. All proofs of performance and measurements that are required to be made by Seller with respect to the Station's transmission facilities have been completed and filed as required.

                                                                       EXHIBIT G

                       FORM OF OPINION OF BUYER'S COUNSEL

                                  July 31, 2001



     1. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Wyoming, and has all necessary power and authority to enter into and perform the Agreement.

     2. The Agreement has been duly authorized by all necessary organizational action on the part of Buyer (including all necessary approvals by members of Buyer) and has been executed and delivered by Buyer.

     3. The Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as limited by laws affecting creditors' rights or to the extent that the enforceability of such obligations may be limited by the exercise of judicial discretion in applying principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4. The execution and delivery by Buyer of the Agreement and performance by Buyer of its obligations thereunder, and Buyer's consummation of the transactions contemplated thereby, do not (a) require the consent of any third party (b) violate, conflict with, or result in the breach of any provision of the Buyer's organizational documents; (c) violate any order, writ, judgment, injunction, award, decree, rule, regulation, or ruling of a governmental authority against or binding upon Buyer; or (d) conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under any lease, contract, agreement, instrument, license or permit to which Buyer is subject.

     5. There are no insolvency proceedings of any character pending against Buyer, including, without limitation, proceedings relating to bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, and Buyer has not made any assignment for the benefit of creditors, or taken any formal corporate action in contemplation of the institution of any insolvency proceedings.

     6. There is no claim, litigation, proceeding or governmental investigation pending or threatened, or any order, injunction or decree outstanding, against Buyer or any of its affiliates that would prevent the consummation of or impair Buyer's ability to consummate the transactions contemplated by the Agreement.